UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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Glimcher Realty Trust

(Name of Registrant as Specified In Its Charter)

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SEC 1913(01-05)

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

March 31, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Glimcher Realty Trust, which will be held on Friday, May 9, 2008, beginning at 11:00 A.M., local time, at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, for the purposes stated in the attached Notice of Annual Meeting of Shareholders.

Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow.  Also included is a proxy card or voting instruction form and postage paid return envelope.

It is important that your common shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will complete and return your proxy card or voting instruction form in the enclosed envelope as promptly as possible.

Sincerely,

Michael P. Glimcher
Chairman of the Board & Chief Executive
Officer

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Glimcher Realty Trust, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results may differ from the events discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Glimcher Realty Trust to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K or other reports and statements filed by Glimcher Realty Trust with the Securities and Exchange Commission.

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GLIMCHER REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 9, 2008

The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, on Friday, May 9, 2008, beginning at 11:00 A.M., local time, for the following purposes:

1.	To elect one (1) Class I Trustee to serve until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

2.	To elect four (4) Class II Trustees to serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

3.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees of the Company has fixed the close of business on March 7, 2008 as the record date for determining the holders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, entitled to receive notice of and to vote at the Annual Meeting.  The Company recommends that you vote “FOR” each of the nominees for trustee and “FOR” proposal 3 above.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by filing with the Secretary of the Company a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted.  Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation.

By Order of the Board of Trustees
Kim A. Rieck
Senior Vice President, General Counsel,
& Secretary

March 31, 2008
Columbus, Ohio

GLIMCHER REALTY TRUST
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

PROXY STATEMENT

Annual Meeting of Shareholders
May 9, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 9, 2008.  THE GLIMCHER REALTY TRUST PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://ww3.ics.adp.com/streetlink/grt2.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust, of proxies from the holders of its issued and outstanding common shares of beneficial interest, $0.01 par value per share (the “Common Shares” or “Common Stock”), to be exercised at the Annual Meeting of Shareholders and any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (“Notice”).  From time to time throughout this Proxy Statement, Glimcher Realty Trust will be referred to as the “Company,” “we,” “us,” or “our company.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place of the Annual Meeting

The Annual Meeting will be held at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215 at 11:00 A.M., local time, on Friday, May 9, 2008.

Proxy Recipients

Holders of record of the Common Shares at the close of business on March 7, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and, therefore will receive a Notice, this Proxy Statement, a Proxy Card (or voting instruction form for Common Shares held in a stock brokerage account or by a bank, trustee or other nominee (“Voting Instruction Form”)), and a copy of our Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2007) (collectively, the “Proxy Materials”).  We mailed the Proxy Materials to shareholders of record on or about March 31, 2008. As of the Record Date, the Company had 37,693,853 issued and outstanding Common Shares.

Proxy Voting

Individuals and entities holding the Common Shares at the close of business on the Record Date will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	To elect one (1) Class I Trustee to serve until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified (“Proposal 1”);

2.	To elect four (4) Class II Trustees to serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (“Proposal 2”);

3.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 (“Proposal 3”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

With respect to the election of trustees, each shareholder is entitled to one vote per Common Share for each nominee for trustee.  On Proposal 3, each shareholder is entitled to one vote per Common Share owned by such holder.  You should read this Proxy Statement to decide how you want to vote on each proposal and complete the enclosed Proxy Card or Voting Instruction Form.  After you record your voting preferences on the Proxy Card or Voting Instruction Form, sign the Proxy Card or Voting Instruction Form and promptly mail it using the enclosed postage paid envelope to ensure that your Common Shares will be represented at the Annual Meeting.

Conducting the Annual Meeting

In order for us to properly conduct business at the Annual Meeting, a quorum must be present.  Under our Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Three (3) proposals are presented in this Proxy Statement on which shareholders may vote.  The first proposal concerns the election of one (1) Class I Trustee to our Board of Trustees.  The second proposal concerns the election of four (4) Class II Trustees to our Board of Trustees.  In order for a trustee nominee to be elected, the nominee must receive a plurality of all the votes cast as it pertains to the trustee nominee’s election.  A properly signed proxy marked “WITHHOLD” with respect to the election of one or more trustees will not be voted for the trustee(s) so indicated, but will be counted to determine whether there is a quorum.  The third proposal concerns the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of each nominee for trustee and Proposal 3.  With respect to Common Shares held in “street name,” brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote on Proposals 1, 2, and 3 in situations where their clients do not provide voting instructions.  Shareholders have no dissenters’ rights of appraisal with respect to any of the Proposals.  As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion.  The Company does not presently intend to bring any other business before the Annual Meeting.

Types of Shareholders & Specifying Your Vote

If your Common Shares are registered directly in your name with Computershare Investor Services, LLC, the Company’s transfer agent, you are considered the shareholder of record with respect to those Common Shares.  If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those Common Shares, and your Common Shares are held in “street name.”  Shareholders of record who fail to specify on their Proxy Card how to vote their Common Shares, we will vote them:  (i) FOR the nominee for Class I Trustee (Proposal 1), (ii)  FOR the nominees for Class II Trustee (Proposal 2), and (iii) FOR ratifying the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal 3).

Revoking Your Proxy Vote

If you are a shareholder of record, then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by filing with the Secretary of the Company a duly signed revocation or another Proxy Card bearing a later date than the initial proxy submitted.  Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation.  If you hold your Common Shares in street name then you must contact the institution or representative that holds your shares and follow its instructions for revoking a proxy.

Abstentions & Broker Non-Votes

Abstentions occur when a shareholder abstains from voting as to a particular matter.  Broker non-votes occur when a broker, bank, or other nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the banker, broker, or other nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.  Although abstentions and broker non-votes will have no effect on the result of a vote with respect to any of the Proposals, they will be considered present for the purposes of determining a quorum.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 11:00 A.M., local time, on Friday, May 9, 2008 at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215.  All holders of the Common Shares or their duly authorized proxies should be prepared to present photo identification for admission to the Annual Meeting.  If you hold your Common Shares in street name then you may be asked to present proof of beneficial ownership of the Common Shares as of the Record Date.  Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of Common Shares prior to the Record Date or a photocopy of your Voting Instruction Form.  Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date.  Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.  No cameras, recording equipment, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting.  Directions to the Annual Meeting are as follows:

From the North:

Take I-71 South toward Columbus, Ohio.
Merge onto I-670 West via Exit 109A and travel 0.7 miles.
Merge left onto North Third (3rd) Street/US-23 South via Exit 4B.
50 North Third (3rd) Street will be on your left, near the intersection of Third (3rd) Street and Gay Street.

From the South:

Take I-71 North toward Columbus, Ohio.
Keep left to take OH-315 North toward Dayton and travel 1.2 miles.
Take the US-33 exit toward Dublin Road/Long Street.
Turn right onto US-33/West Spring Street and travel 1.1 miles.
Turn right onto North Third (3rd) Street/US-33 East/OH-3 South.
50 North Third (3rd) Street will be on your left, near the intersection of Third (3rd) Street and Gay Street.

From the East:

Take I-70 West toward Columbus, Ohio.
Take the Fourth Street/US-23 Exit 100B and travel 0.1 miles.
Turn right onto South Fourth (4th) Street/US-33 West/WS-23 North and travel 0.7 miles.
Turn left onto Gay Street and travel less than 0.1 miles.
Turn left onto North Third (3rd) Street.
50 North Third (3rd) Street will be on your left, near the intersection of Third (3rd) Street and Gay Street.

From the West:

Take I-70 East toward Columbus, Ohio.
Keep left to take I-670 East via Exit 96 toward Airport and travel 3.6 miles.
Take the US-23 Exit 4 toward Fourth (4th) Street/Third (3rd) Street/High Street.
Take the Third (3rd) Street/US-23 South Exit 4A on the left.
Turn slight right onto North Third (3rd) Street/US-23 South.
50 North Third (3rd) Street will be on your left, near the intersection of Third (3rd) Street and Gay Street.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting and voted on by holders of the Company’s Common Shares at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

Election of Trustees

The Company's Board of Trustees currently consists of ten (10) members who are classified into three (3) separate classes denoted as Class I Trustees, Class II Trustees, and Class III Trustees.  One (1) of the Class I Trustees, who was elected to a one-year term by the Board of Trustees following the 2007 Annual Meeting of Shareholders, and four (4) of the Class II Trustees have terms that expire at the Annual Meeting.   All three (3) of the Class III Trustees have terms that will expire at the 2009 Annual Meeting of Shareholders and the other two (2) Class I Trustees have terms that will expire at the 2010 Annual Meeting of Shareholders.

Proposal 1:  Election of a Class I Trustee

Currently there are three (3) members of the Board of Trustees denoted as Class I Trustees.  One of those members, Mr. Timothy J. O’Brien, was elected in May 2007 to serve as a Class I Trustee for a one (1) year term by the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee. A non-management member of the Board of Trustees recommended Mr. O’Brien to the Nominating and Corporate Governance Committee in May 2007.  Mr. O’Brien’s election filled a vacancy on the Board of Trustees created by the expiration of Mr. Philip G. Barach’s term as Class I Trustee at the Company’s 2007 Annual Meeting of Shareholders.  Under the Bylaws, any vacancy on the Board of Trustees may be filled by a majority vote of the remaining members of the Board of Trustees.  Additionally, the Bylaws permit any person elected by the Board of Trustees to fill an existing vacancy, to hold such office for the unexpired term of the class of trustees in which such person was elected, which in Mr. O’Brien’s case, would have been until the 2010 Annual Meeting of Shareholders.  However, as a matter of good corporate practice, the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, decided to elect Mr. O’Brien to only a one-year term and to nominate him for re-election by the holders of Common Shares at the Annual Meeting.  Accordingly, the Board of Trustees has so nominated Mr. O’Brien.  If elected by the shareholders, Mr. O’Brien will hold office for a term of two (2) years until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified.  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein.  The biography of Mr. O’Brien is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. TIMOTHY J. O’BRIEN TO SERVE UNTIL THE 2010 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Proposal 2:  Election of Class II Trustees

With respect to the election of Class II Trustees, pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), at each annual meeting of the Company’s shareholders, the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.  Accordingly, at the Annual Meeting, each of the current Class II Trustees who has been nominated for re-election to the Board of Trustees and who is elected, will hold office for a term of three (3) years until the Annual Meeting of Shareholders to be held in 2011 and until his respective successor is duly elected and qualified.  The Nominating and Corporate Governance Committee has recommended to the Board of Trustees that the Board of Trustees for re-election as Class II Trustees nominate incumbent Class II Trustees, Messrs. Richard F. Celeste, Wayne S. Doran, Michael P. Glimcher, and Alan R. Weiler.  Mr. Richard F. Celeste was elected by the Board of Trustees as a Class II Trustee in September 2007 to fill a pre-existing vacancy on the Board of Trustees.  The Board of Trustees has so nominated Messrs. Celeste, Doran, M. Glimcher, and Weiler for re-election as Class II Trustees.  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 2 herein.  The biographies of the individuals nominated for election as Class II Trustees are listed in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. RICHARD F. CELESTE, WAYNE S. DORAN, MICHAEL P. GLIMCHER, AND ALAN R. WEILER TO SERVE UNTIL THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

There is currently one (1) vacancy on the Board of Trustees and the Company expects to have one (1) vacancy on the Board of Trustees after the Annual Meeting.  At this time, the Nominating and Corporate Governance Committee has not identified any candidates for trustee that it deems satisfactory to recommend as a nominee to fill the aforementioned vacancy.  The Nominating and Corporate Governance Committee continues to search for qualified candidates who satisfy the Company’s governance standards and the requirements of the NYSE.  Each of the aforementioned nominees for election as trustee has consented to being named in this Proxy Statement and to continue to serve as a trustee, as the case may be, if elected.

Proposal 3:  Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees has appointed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008.  A proposal to ratify this appointment shall be presented to the holders of Common Shares at the Annual Meeting.  Although ratification is not required under the Bylaws or otherwise, the Board of Trustees is submitting the appointment of BDO to our shareholders for ratification as a matter of good corporate practice.  If this proposal is not approved at the Annual Meeting, then the Audit Committee may reconsider its appointment.  Regardless of the outcome of this vote, the Audit Committee in its discretion may continue to retain BDO or may select a different independent registered public accounting firm at any time during the year if it determines that the continued retention of BDO or a change of the independent registered public accounting firm would be in the best interests of the Company and its shareholders.

A summary of the aggregate fees billed by BDO for various audit services and non-audit services that it provided to the Company for the fiscal years ended December 31, 2006 and December 31, 2007, respectively, are provided in the section of this Proxy Statement entitled “Independent Registered Public Accountants – Fees For Audit & Non-Audit Services.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF TRUSTEES LISTED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

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INFORMATION ABOUT OUR TRUSTEES, TRUSTEE NOMINEES, & EXECUTIVE OFFICERS

The following information is provided with respect to current members of the Board of Trustees whose terms do not expire at the Annual Meeting, nominees for election to the Board of Trustees, and executive officers of the Company.  Executive officers are elected by and serve at the discretion of the Board of Trustees.  The information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date.  Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees, trustee nominees, or executive officers of the Company are related to each other.

Biographies of Our Trustees & Trustee Nominees

Set forth below is biographical information concerning the members of the Board of Trustees.

Trustees With Terms That Do Not Expire at the Annual Meeting

Herbert Glimcher, 79, has served as a trustee of the Company since its inception in September 1993 and served as Chief Executive Officer of the Company from May 1997 until his resignation as Chief Executive Officer in January 2005.  Mr. Glimcher served as Chairman of the Board of Trustees from September 1993 until September 2007.  Mr. Glimcher is currently Chairman Emeritus of the Board of Trustees.  He served as President of the Company from March 1998 until December 1999.  Mr. Glimcher served as Senior Advisor to the Company from February 2005 to May 2007.  He is currently Chairman of the Board of Directors of The Glimcher Company.  Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition, and development of over 100 shopping centers during a real estate career spanning over 40 years.  Mr. Glimcher is a member of the Board of Trustees of Mount Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation, and a member of the Board of Trustees of the Columbus Jewish Foundation.  Mr. Glimcher is a member of the International Council of Shopping Centers (“ICSC”) and the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Glimcher serves on the Strategic Planning Committee of the Board of Trustees.  Mr. Glimcher is a Class III Trustee.

Niles C. Overly, 57, has served as a trustee of the Company since May 2004.  He currently serves as Chairman of The Frank Gates Companies (“Frank Gates”), which specializes in employee benefit and risk management services.  Mr. Overly served as Chief Executive Officer of Frank Gates from 1983 to March 2007 and has served as Chairman since 2003.  He also served as General Counsel for Frank Gates from 1979 until 1983.  Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company.  He was also a partner in the law firm of Overly, Spiker, Chappano & Wood, L.P.A. for five years.  Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his Juris Doctorate from the University of Virginia School of Law.  His professional society memberships include the American, Ohio, Virginia, and Columbus (OH) Bar Associations, as well as the Ohio State and American Institute of Certified Public Accountants (“AICPA”).  He currently serves as a member of the Columbus, Ohio and Dublin, Ohio Chambers of Commerce, a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce, and is a former Chairman of the Ohio Chamber of Commerce.  He has also been active in the Young Presidents Organization (“YPO”), having served as the Chairman and Education Chair of YPO’s Columbus, Ohio chapter.  Mr. Overly serves as Chairman of the Audit Committee.  He also serves on the Executive Compensation Committee and Executive Committee of the Board of Trustees.  Mr. Overly is an Audit Committee Financial Expert as determined by the Board of Trustees.  Mr. Overly is a Class I Trustee.

William S. Williams, 54, has served as a trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of The W. W. Williams Company (the “Williams Company”), which is primarily an industrial equipment distributor headquartered in Columbus, Ohio. Mr. Williams joined the Williams Company in April of 1978 and became Chief Executive Officer in 1992.  He was elected Chairman of the Williams Company in 1999.  The Williams Company sells and services diesel engines, transmissions, and generator sets throughout the midwest, southeast, and southwest regions of the United States.  Mr. Williams served on the Board of Directors of The Huntington National Bank from 1997 to 2004. He serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant, holds a Bachelor of Arts in Economics from Duke University, and a Master of Business Administration in Finance from The Ohio State University.  Mr. Williams serves as Chairman of the Executive Compensation Committee and is a member of the Audit Committee as well as the Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Williams is a Class I Trustee.

Howard Gross, 65, has served as a trustee of the Company since September 2004.  He served as interim Chief Executive Officer for Eddie Bauer Holdings, Inc. (“Bauer”), a specialty retailer that sells casual sportswear and accessories, from February 2007 to July 2007.  Mr. Gross retired in December 2003 as President and Chief Executive Officer of HUB Distributing, a privately owned regional retailing business.  Mr. Gross also served as President and Chief Operating Officer of Today’s Man, a New Jersey menswear retailer, from 1995 to 1996, as well as President and Chief Executive Officer of The Limited Stores, a women’s retail clothier based in Columbus, Ohio, from 1991 to 1994, and President and Chief Executive Officer of Victoria’s Secret from 1983 to 1991.  Mr. Gross received a Bachelor of Arts degree from the University of Akron.  Mr. Gross currently serves on the advisory board of Santa Clara University Retail Management Institute.  Mr. Gross also serves on the Board of Directors for Bauer and Sharper Image Corporation, a specialty retailer that sells high quality electronics, personal care products, and other accessories.  Mr. Gross is a member of the Executive Compensation Committee and Strategic Planning Committee of the Board of Trustees.  He is also Chairman of the Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Gross is a Class III Trustee.

David M. Aronowitz, 51, has served as a trustee of the Company since May 2006.  Mr. Aronowitz is currently President and Chief Executive Officer of The Gnoêsis Group, LLC, a legal consulting and staffing company based in Columbus, Ohio.  He previously served as Executive Vice President, General Counsel, and Corporate Secretary of The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products located in Marysville, Ohio, from March 2001 to July 2007, where he oversaw all legal matters as well as community relations and governmental affairs for the company.  Mr. Aronowitz has a Bachelor of Arts degree from Haverford College and a Juris Doctorate from Yale Law School.  Mr. Aronowitz is a member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Aronowitz is a Class III Trustee.

Nominee for Election as Class I Trustee

 Timothy J. O’Brien, 55, has served as a Class I Trustee of the Company since May 2007. Mr. O’Brien is currently an independent consultant in the areas of real estate, environmental and general business matters.  Mr. O’Brien previously held several positions with Ford Motor Company (“Ford”), including Deputy Chief of Staff to the Chairman & Chief Executive Officer of Ford from December 2005 to December 2006, Vice President, Corporate Relations from December 2001 to December 2005, and various other positions within the Ford organization during the period of December 1976 to December 2001.  Mr. O’Brien’s professional memberships include the state bar associations of Michigan and Florida as well as the United States Supreme Court and United States Tax Court.  He is currently a member of the President’s Council of the Michigan Environmental Council and the Board of Trustees of Oakwood Healthcare, Inc., which operates a comprehensive regional network of hospitals, health care centers, skilled nursing centers and related health care facilities.  Mr. O’Brien has a Bachelor of Arts degree from the University of Michigan-Dearborn and a Juris Doctorate from Michigan State University Law School.  Mr. O’Brien is a member of the Audit Committee, Executive Committee, and Strategic Planning Committee of the Board of Trustees.

Nominees for Election as Class II Trustees

Richard F. Celeste, 70, has served as a Class II Trustee of the Company since September 2007.  Mr. Celeste is currently serving as President of Colorado College located in Colorado Springs, Colorado and has served in that position since July 2002.  Mr. Celeste has held several positions in government, including, United States Ambassador to India from 1997-2001, Governor of the State of Ohio from 1982-1990, and Lieutenant Governor of the State of Ohio from 1974-1978.  Mr. Celeste serves on the Board of Directors for the National Association of Independent Colleges and Universities, The American Council of Education, and The Sports Corp.  Mr. Celeste has a Bachelor of Arts in History from Yale University and conducted research as a Rhodes Scholar at Oxford University.  Mr. Celeste is a member of the Nominating and Corporate Governance Committee of the Board of Trustees.

Michael P. Glimcher, 40, is currently the Chairman of the Board of Trustees and Chief Executive Officer of the Company.  He has served as a trustee of the Company since June 1997.  Mr. Glimcher assumed the position of Chairman of the Board in September 2007.  He was appointed President of the Company in December 1999 and served in that position until September 2007.  Mr. Glimcher was elected Chief Executive Officer of the Company in January 2005.  Prior to holding his current positions, he served as the Company’s Director of Leasing Administration from 1993 to April 1995, the Company’s Vice President of Leasing from April 1995 to September 1996, and Senior Vice President of Leasing from September 1996 to May 1998.  He served as Senior Vice President of Leasing and Development of the Company from May 1998 to March 1999.  He was elected Executive Vice President of the Company in March 1999 and served in that position until appointed President of the Company.  Mr. Glimcher is active in several charitable and community organizations.  He is also a member of ICSC and NAREIT.  Mr. Glimcher serves on the Board of Trustees for ICSC, the Arizona State University Foundation, and the United Way of Central Ohio.  Mr. Glimcher is the Chairman of the Executive Committee of the Board of Trustees and is a member of the Company’s Disclosure Committee.

Wayne S. Doran, 71, has served as a trustee of the Company since October 1999.  He retired in the fall of 2000 as a Vice President of Ford and Chairman of the Board of Ford Motor Land Services Corporation (“Ford Land”), a wholly-owned real estate subsidiary of Ford.  Mr. Doran joined Ford in 1969 and became Chief Executive Officer of Ford Land when it was formed in 1970.  Before joining Ford, Mr. Doran served as Vice President and General Manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969.  He is a trustee of the Urban Land Institute, Chairman of the Executive Committee of the Metropolitan Realty Corporation, Chairman of the Detroit Metropolitan Wayne County Airport Commission, and a trustee of the National Realty Committee.  He is a director of the Arizona State University Foundation, Arizona State University Research Park, The Drachman Institute, and the PGA TOUR Golf Course Properties.  He is a member of the Board of Governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America.  He also is a director of the Henry Ford Health System.  Mr. Doran is the Chairman of the Strategic Planning Committee of the Board of Trustees and serves as the lead trustee among the independent members of the Board of Trustees.  He also serves on the Executive Committee of the Board of Trustees.

Alan R. Weiler, 74, has served as a trustee of the Company since January 1994.  Mr. Weiler served as President of Archer-Meek-Weiler Agency, Inc., an insurance agency (“Archer-Meek-Weiler”) located in Columbus, Ohio, from 1970 to 2002.  He served as Chairman of Archer-Meek-Weiler from January 2006 until Sky Insurance, Inc. (a subsidiary of Huntington Bancshares Corporation) acquired Archer-Meek-Weiler in October 2007.  Since October 2007, Mr. Weiler has served as Senior Vice President of Sky Insurance, Inc.  He is also a director of ProCentury Corporation, a specialty property and casualty insurance holding company, and has held that position since April 2004.  Mr. Weiler is active in several charitable and cultural organizations.

Biographies of Our Executive Officers

Michael P. Glimcher, 40, is currently Chairman of the Board and Chief Executive Officer of the Company.  Biographical information regarding Mr. Michael P. Glimcher is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers – Biographies of Our Trustees & Trustee Nominees.”

Marshall A. Loeb, 45, is currently President and Chief Operating Officer of the Company.  Mr. Loeb served as Executive Vice President and Chief Operating Officer from May 2005 until his promotion to President and Chief Operating Officer in September 2007.  As President and Chief Operating Officer, Mr. Loeb provides global direction in all operational areas of the Company.  Prior to joining the Company in May 2005, Mr. Loeb served as Chief Financial Officer of Parkway Properties, Inc. (“Parkway”), a self-administered real estate investment trust listed on the NYSE that specializes in owning and operating office properties, from November 2000 to May 2005.  Prior to his employment with Parkway, Mr. Loeb was Senior Vice President/Western Regional Director for Eastgroup Properties, Inc., a self-administered real estate investment trust listed on the NYSE that focuses on owning and operating industrial properties, from August 1991 to April 2000.  Mr. Loeb holds a Master of Business Administration from Harvard Business School.  He also holds Bachelor of Science and Master of Tax Accounting degrees from the University of Alabama.  Mr. Loeb is a member of ICSC and NAREIT.  Mr. Loeb is a member of the Company’s Disclosure Committee.

George A. Schmidt, 60, is currently Executive Vice President and Chief Investment Officer of the Company.  Mr. Schmidt has served as Executive Vice President since March 1999 and served as General Counsel and Secretary of the Company from May 1996 until January 2007.  He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company.  Mr. Schmidt also served as a Class II Trustee of the Company from May 1999 to May 2005.  Mr. Schmidt assumed his current duties in January 2007 in which he oversees all strategic corporate investment activities for the Company, including new development, redevelopment, acquisitions, and divestitures.  Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation (“DeBartolo”), a then listed real estate investment trust on the NYSE, prior to joining the Company in May 1996.  Mr. Schmidt has a Bachelor of Arts degree from Cornell University, a Master of Business Administration from Ohio University, and a Juris Doctorate from Case Western Reserve University.  Mr. Schmidt is a member of the American, Ohio, Texas, and Columbus (OH) Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a lecturer on shopping center leasing, legal, development, and corporate governance issues for the American Bar Association, ICSC, and Ohio University.

Mark E. Yale, 42, is currently Executive Vice President, Chief Financial Officer, and Treasurer of the Company.  Mr. Yale served as Senior Vice President and Chief Financial Officer from August 2004 to May 2005.  Mr. Yale was elected Treasurer of the Company in May 2005 and promoted to Executive Vice President in May 2006.  Prior to joining the Company in August 2004, Mr. Yale served as Senior Vice President – Financial Reporting at Storage USA, Inc. (“Storage”), a self-administered real estate investment trust listed on the NYSE that specialized in owning and operating private storage facilities, from 1998 to May 2002, and as Manager of Finance for Storage from May 2002 to August 2004, when it became a division of the General Electric Company.  Prior to joining Storage, he was a senior manager with Coopers & Lybrand L.L.P. (a predecessor firm to PricewaterhouseCoopers LLP) from 1987 to 1998.  Mr. Yale has a Bachelor of Science in Business Administration from the University of Richmond and is an inactive Certified Public Accountant.  Mr. Yale is a member of the AICPA, ICSC, and NAREIT.  Mr. Yale is a member of the Company’s Disclosure Committee.

Kim A. Rieck, 55, has served as Senior Vice President, General Counsel, and Secretary since joining the Company in February 2007.  Mr. Rieck oversees all legal, compliance, and governance matters for the Company.  Prior to joining the Company, Mr. Rieck was of counsel with the international law firm of Squire, Sanders & Dempsey L.L.P. (“Squire”) from 1999 to 2007, practicing in the area of commercial real estate law and finance.  Prior to joining Squire, Mr. Rieck served as Senior Vice President, General Counsel, and Secretary of DeBartolo from 1993 to 1996 and in various legal capacities for DeBartolo’s predecessor company from 1981 to 1993.  Mr. Rieck is active in ICSC and regularly speaks at ICSC-sponsored seminars.  Mr. Rieck received his Bachelor of Arts degree from Case Western Reserve University and his Juris Doctorate from The Ohio State University College of Law.  Mr. Rieck is a member of the Company’s Disclosure Committee.

Thomas J. Drought, Jr., 46, has been the Company’s Senior Vice President, Director of Leasing since January 2002.  Since joining the Company in March 1997, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing.  Prior to joining the Company, Mr. Drought spent nine (9) years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) which aligned with Jones Lang LaSalle in 2004.  He has more than 22 years of extensive real estate leasing experience.  Mr. Drought holds the designation of Certified Leasing Specialist from ICSC.  Mr. Drought is responsible for directing and overseeing leasing of the Company’s entire portfolio of properties.

Kenneth D. Cannon, 64, is currently the Company’s Senior Vice President, Development.  Mr. Cannon joined the Company in January 2004 as Vice President, Development with overall responsibility for implementing the Company’s development and redevelopment programs for its portfolio of regional and super-regional malls.  He was promoted to Senior Vice President, Development in April 2005.  Prior to joining the Company, Mr. Cannon was a partner with The Pyramid Companies, a real estate developer specializing in retail properties, from 1986 to 1993, with responsibilities for new project development, and from June 1999 to December 2003, during which time his responsibilities included obtaining new department store commitments.  From 1996 to 1999, he was the owner and founder of KLM Developers, LLC, a comprehensive development and construction services firm operating primarily in the mid-Atlantic area.  From 1993 to 1996, he held the position of Senior Vice President, Development with Hydra-Co Enterprises, Inc. (“Hydra”), a then subsidiary of the Niagara Mohawk Power Corporation of Syracuse, New York.  Prior to serving with Hydra, Mr. Cannon held positions with Tidewater, Inc. and with Texaco, Inc.  Mr. Cannon is a member of ICSC.  Mr. Cannon holds a Bachelor of Science degree in Business and Juris Doctorate from the University of Kansas.

Armand Mastropietro, 45, is currently the Company’s Senior Vice President, Property Management.  Mr. Mastropietro served as Vice President, Property Management from June 2004 until promoted to his current position in September 2007.  Mr. Mastropietro served as the Company’s Regional Director of Property Management from May 2000 to June 2004.  Mr. Mastropietro joined the Company in 1998 as General Manager. Mr. Mastropietro has a Bachelor of Science degree in Business Administration from Youngstown State University.

CORPORATE GOVERNANCE

Corporate Governance Policies & Procedures

The Board of Trustees, the Audit Committee, and the Nominating and Corporate Governance Committee have adopted certain policies and procedures to guide the Board of Trustees in governing and overseeing the affairs of the Company.  Some of the key topics that these policies address include:

• trustee independence	• whistleblower reporting
• trustee nominations	• meeting attendance
• review and approval of related party transactions	• communications to the Board of Trustees
• governance of the committees of the Board of Trustees	• codes of ethics

Set forth below is a summary of the important corporate policies and procedures utilized by the Board of Trustees in governing the Company and overseeing its affairs.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Trustees adopted our Corporate Governance Guidelines.  The Corporate Governance Guidelines set forth various matters relating to how the Board of Trustees will govern the Company, including, without limitation, trustee qualification standards, trustee responsibilities, trustee compensation, trustee orientation, trustee term limits, trustee continuing education, and the relationship between the Board of Trustees, management, and any independent advisors.  The Board of Trustees has also adopted a Code of Business Conduct and Ethics that sets forth various policies for Company employees, agents, and representatives to follow in conducting business activities and transactions on our behalf.  The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.glimcher.com.  A copy of the Corporate Governance Guidelines and a copy of the Code of Business Conduct and Ethics are available in print to any shareholder who requests them in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Code of Ethics for Senior Financial Officers

The Board of Trustees adopted our Code of Ethics for Senior Financial Officers, applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President, Finance and Accounting (the “Senior Financial Officers”), which is available on the Company’s website at www.glimcher.com.  The Code of Ethics for Senior Financial Officers supplements our Code of Business Conduct and Ethics and sets forth specific policies to guide the Senior Financial Officers in the performance of their duties.  A copy of the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Policy for the Reporting of Questionable Accounting or Financial Matters

The Audit Committee of the Board of Trustees adopted our Policy for the Reporting of Questionable Accounting or Financial Matters, which is available on the Company’s website at www.glimcher.com.  This policy sets forth the procedures and processes for persons to report any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting, or other auditing matters.  A copy of the Policy for the Reporting of Questionable Accounting or Financial Matters is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Communications Between Shareholders and the Board of Trustees

Shareholders and other interested persons seeking to communicate with the Board of Trustees, including any of the independent members of the Board of Trustees, should submit any communications in writing to the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  Any such communication must state the number of shares beneficially owned by the shareholder making the communication.  The Company’s Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

Trustee Nominations

The Nominating and Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with: (i) the Bylaws, (ii) the provisions of the Amended and Restated Nominating and Corporate Governance Committee Charter, (iii) the Board of Trustees’ policy for shareholder nominated trustees as set forth below, and (iv) the policies more fully described in the section of this Proxy Statement entitled “General Information – Shareholder Proposals.”  Any shareholder wishing to submit a candidate(s) for consideration should send the following information to the Company’s Secretary at the following address: Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215:

•
Shareholder’s name and current address, number of shares of the Company owned (including class, rank, and/or series), date such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership;

•
Name, age, and business address of candidate(s) as well as the class, series, rank, and number of any shares of the Company that are owned by such person, the date such shares were acquired, and the investment intent of such acquisition;

•
The name and current address, number of shares of the Company owned (including class, rank, and/or series), date on which such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership of any person associated with or working in concert with the nominating shareholder;

•	The current name and address, if known, of any other shareholders supporting the candidate;

•
Whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such nominating shareholder or any person associated with or working in concert with the nominating shareholder, the effect of which is to mitigate loss or manage risk of share price changes or to increase the voting power of such persons with respect to the Company’s shares and a general description of such similar activity by the nominating shareholder or any person associated with or working in concert with the nominating shareholder with respect to shares of stock or other equity interests of any other company;

•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five (5) years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Trustees;

•	A description of any current or past arrangements, understandings or relationships between the candidate and the Company, its executive officers, or trustees;

•
Other relevant information, factors or considerations (including any information relating to the candidate(s) required to be disclosed by the proposing shareholder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•	A signed statement from the candidate, confirming such person’s willingness to serve on the Board of Trustees.

The Company’s Secretary will promptly forward such materials to the Chairperson of the Nominating and Corporate Governance Committee.  The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling positions on the Board of Trustees.

The Nominating and Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates trustee nominees submitted by shareholders as opposed to some other source.

Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees

The Company does not set specific criteria for members of the Board of Trustees of the Company except to the extent required by our Bylaws or to meet applicable legal, regulatory, and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), as applicable.  Nominees for trustee will be selected in accordance with the criteria set forth in our Bylaws and Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees deems relevant, including, without limitation, the achievement in their personal careers, experience serving on corporate boards, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to performing the duties incumbent upon members of the Board of Trustees.  While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee should believe that each nominee for trustee would have the capacity, if chosen to serve on the Board of Trustees, to have a basic understanding of: (i) the principal operational objectives, financial objectives, plans, and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative position of the Company and its business segments in relation to its competitors.

When nominating a sitting trustee for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the trustee’s performance on the Board of Trustees and the trustee’s continued understanding of the aforementioned matters.  Under the Corporate Governance Guidelines, any trustee who has served on the Board of Trustees for twenty (20) consecutive years or has reached the age of seventy-five (75) shall not be eligible for nomination for re-election to the Board of Trustees, except for (i) Mr. Herbert Glimcher, the current Chairman Emeritus, in recognition of his status as founder of the Company or (ii) any trustee who, based upon the recommendation of the Chief Executive Officer or a Nominating and Corporate Governance Committee member, as approved by the Nominating and Corporate Governance Committee, is regarded as a resource of high value to the Board of Trustees.

The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management, and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees.  If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating and Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration.  The Nominating and Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors and criteria to determine whether the candidate is potentially qualified to serve on the Board of Trustees.  At that time, the Nominating and Corporate Governance Committee also will consider potential nominees submitted by:  (i) shareholders, if any, in accordance with the Bylaws and the procedures adopted by the Board of Trustees, (ii) the Company’s management, and (iii) any independent third party search firm(s) retained by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms, or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation.  If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs.  The Nominating and Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with all members of the Nominating and Corporate Governance Committee.  All such interviews are held in person and include only the candidate and the Nominating and Corporate Governance Committee members.  Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Trustees.

Policies and Procedures for Reviewing and Approving Related Party Transactions

The Audit Committee of the Board of Trustees has the responsibility for reviewing, approving (or disapproving), or ratifying any Related Party Transaction (this term is defined in the next paragraph).  Our policies and procedures that govern the disclosure of Related Party Transactions and the Audit Committee’s process in reviewing and assessing a Related Party Transaction are described in our Code of Business Conduct and Ethics which is available on our website at www.glimcher.com.

Under our Code of Business Conduct and Ethics, we define a “Related Party Transaction” as any business or financial relationship or transaction of any type or proposed business or financial relationship or transaction of any type between the Company (or any of its affiliates) and (i) any employee, trustee, officer or Family Member (this term is defined below) of such personnel, (ii) an entity in which any employee, trustee, officer or Family Member of such personnel has a direct or indirect interest (whether ownership, financial or otherwise), or (iii) any entity that has any business or financial relationship or arrangement with any employee, trustee, officer or Family Member of such personnel.  The term “Family Member” is defined in our Code of Business Conduct and Ethics as the spouse, parents, children, siblings, grandparents, grandchildren, nieces and nephews, aunts and uncles, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such employee, trustee or officer of the Company, regardless of whether they share the same household.  For the avoidance of doubt, any employee, officer or trustee of the Company or any Family Member of such person who has a position, relationship or arrangement (whether financial or otherwise) with an individual, firm, corporation, partnership, trust or other entity that engages in a business or financial relationship or arrangement with the Company will be deemed to have an indirect interest in such relationship or arrangement.

Neither the Company nor its employees, officers and trustees shall engage in a Related Party Transaction unless the material terms and conditions of the transaction are: (i) disclosed to the Audit Committee, (ii) approved in advance by the Audit Committee, and (iii) deemed by the Audit Committee to be no less favorable to the Company and its subsidiaries than the terms and conditions that could have been obtained from unaffiliated parties in an arm’s length transaction.  All employees, officers and trustees of the Company who become aware of the existence of any existing, proposed, or potential Related Party Transaction are encouraged to bring that information to the attention of a supervisor, manager, or other appropriate Company personnel.

In reviewing any existing, proposed, or potential Related Party Transaction, the Audit Committee will conduct itself in accordance with all applicable laws and in accordance with our governance documents.  The Audit Committee will consider all relevant facts and circumstances to determine whether a Related Party Transaction exists, is proposed, or may occur and whether or not to approve the transaction.  The Audit Committee may interview any Company personnel and any other third party that it deems appropriate or necessary to assist it in determining (i) whether there is a Related Party Transaction and (ii) whether to approve the transaction.  In connection with any review by the Audit Committee, it shall have access to all documents in the Company’s possession and shall have the authority to request additional documents it deems appropriate or necessary from any employee, trustee, officer, or Family Member of such personnel and any third party.  All Company personnel shall cooperate with any document or information requests made by the Audit Committee in connection with its review of a transaction.  In connection with the Audit Committee’s review of any existing, proposed, or potential Related Party Transaction, the Audit Committee shall have the authority to engage independent counsel, accounting, or other consultants to advise it as it determines appropriate.

If a Related Party Transaction is approved by the Audit Committee, the Company will disclose the existence and material terms of the transaction in its securities filings if and to the extent required by applicable securities laws.  The Audit Committee shall inform the Board of any approval or non-approval of a Related Party Transaction.

The Disclosure Committee

The Disclosure Committee is currently composed of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also director of the Company’s department of internal audit, and four (4) of the Company’s senior executive officers, Messrs. Michael P. Glimcher, Marshall A. Loeb, Mark E. Yale, and Kim A. Rieck.  The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations.  The Disclosure Committee is not a committee of the Board of Trustees.  The Disclosure Committee met four (4) times during the fiscal year ended December 31, 2007.  The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it is available on our website at www.glimcher.com.  The Disclosure Committee Charter sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

Trustee Independence

The Board of Trustees and Nominating and Corporate Governance Committee have determined that Messrs. Aronowitz, Celeste, Doran, Gross, O’Brien, Overly, and Williams are trustees that meet the independence requirements of the NYSE.  The Board of Trustees has made such a determination based on the fact that none of the listed persons have had, or currently have, any material relationship with the Company that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship.  A majority of the trustees on the Board of Trustees satisfied the independence requirements of the NYSE during fiscal year 2007. During fiscal year 2007, the independent members of the Board of Trustees (excluding Mr. Philip G. Barach) determined that Mr. Barach, during the last three months of his term as Class I Trustee, no longer satisfied the independence requirements of the NYSE as a result of his having entered into a consulting agreement with the Company on February 22, 2007.

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OUR BOARD OF TRUSTEES, ITS COMMITTEES, & THEIR POLICIES

Our Board of Trustees currently has ten (10) members and one (1) vacancy.  The persons comprising the Board of Trustees also constitute all of the members of the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company.  During the Company's fiscal year ended December 31, 2007, the Board of Trustees held four (4) regular quarterly meetings and four (4) special meetings.  All of the trustees attended at least 75% of all of the meetings of the Board of Trustees, held during the period for which the respective trustee was a member of the Board of Trustees, and the committees thereof on which such person served during such period.  All members of the Board of Trustees are expected to attend in person the Company’s Annual Meeting and be available to address questions or concerns raised by shareholders. All of the current members of the Board of Trustees, except Mr. Richard F. Celeste, who was not a trustee at the time, attended the 2007 Annual Meeting of Shareholders.  Additionally, during the Company’s fiscal year ended December 31, 2007, non-management trustees met without management in regularly scheduled executive sessions over which the lead trustee of the independent members of the Board of Trustees presided.   Mr. Wayne S. Doran served as lead independent trustee during the 2007 fiscal year.  The Board of Trustees has five (5) standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Strategic Planning Committee, and an Executive Compensation Committee.  Each committee’s membership and responsibilities are discussed below.

Executive Committee

The members of the Executive Committee are Messrs. Wayne S. Doran, Michael P. Glimcher, Niles C. Overly, and Timothy J. O’Brien.  Mr. Glimcher is the Chairman of the Executive Committee.  The function of the Executive Committee is to generally exercise all of the powers of the Board of Trustees except those which are prohibited pursuant to resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law, the provisions of the Bylaws, or Declaration of Trust.  The Executive Committee did not meet during the fiscal year ended December 31, 2007, but acted by unanimous written consent on one (1) occasion.

Audit Committee

The current members of the Audit Committee are Messrs. David M. Aronowitz, Timothy J. O’Brien, Niles C. Overly, and William S. Williams.  Mr. Overly is the Chairman of the Audit Committee.  Each member of the Audit Committee qualifies as an “independent” trustee under the listing standards of the NYSE and the rules promulgated by the SEC.   The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The function of the Audit Committee is to: (i) appoint and replace the Company’s independent registered public accounting firm, (ii) review with the independent registered public accounting firm the audit plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accounting firm, (iv) review the qualifications and independence of the independent registered public accounting firm, (v) consider the range of audit and non-audit fees, (vi) review the adequacy of the Company’s internal accounting controls, (vii) review and approve any Related Party Transactions, and (viii) investigate reports of ethical and regulatory violations within the Company.  The Audit Committee also reviews the results of management’s assessment of internal control over financial reporting set forth in Management’s Report on Internal Control Over Financial Reporting.  The Audit Committee met twelve (12) times during the fiscal year ended December 31, 2007 and acted by unanimous written consent on one (1) occasion.

The Board of Trustees has adopted an Audit Committee Charter, a current copy of which is available on our website at www.glimcher.com.  A copy of the Audit Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Audit Committee Charter sets forth the responsibilities, authority, and specific duties of the Audit Committee as well as the structure and membership requirements of the Audit Committee, the relationship of the Audit Committee to the Company’s independent registered public accounting firm, the Company’s internal audit department, and Company management.  The federal securities laws require the Audit Committee to make certain statements regarding their review of the Company’s financial statements and their discussions with the Company’s independent registered public accounting firm about those statements.  These statements appear in the section of this Proxy Statement entitled “Audit Committee Statements.”

Audit Committee Financial Expert

The Board of Trustees has determined that Mr. Niles C. Overly is qualified to serve as an Audit Committee Financial Expert in accordance with the independence and experience requirements of the NYSE, the Exchange Act, and other applicable laws, including the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, and William S. Williams.  Mr. Gross is the Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The function of the Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to be members of the Board of Trustees, (ii) propose to the Board of Trustees nominees for election at the next annual meeting of the Company’s shareholders, (iii) recommend to the Board of Trustees any modifications or enhancements to the Corporate Governance Guidelines, and (iv) recommend trustee nominees to the Board of Trustees for each committee of the Board of Trustees and for the Chairperson of each such committee.  The Nominating and Corporate Governance Committee met seven (7) times during the fiscal year ended December 31, 2007 and acted by unanimous written consent on one (1) occasion.  The Board of Trustees has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.glimcher.com.  A copy of the Amended and Restated Nominating and Corporate Governance Committee Charter (the “Charter”) is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Charter sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

Strategic Planning Committee

The members of the Strategic Planning Committee (the “Planning Committee”) are Messrs. Wayne S. Doran, Timothy J. O’Brien, Herbert Glimcher, and Howard Gross.  Mr. Doran is Chairman of the Planning Committee.  The Board of Trustees created the Planning Committee in September 2007.  Under the Planning Committee’s charter, each member of the Planning Committee shall possess expertise and practical experience in finance, financial matters, as well as in dealing with the type of transactions of which the Company is typically involved.  No member of the Planning Committee shall during their tenure on the Planning Committee be an employee, consultant, or independent contractor for the Company or any of its affiliates. All members of the Planning Committee shall be incumbent members of the Board of Trustees.  The Planning Committee met on one (1) occasion during the fiscal year ended December 31, 2007.  The function of the Planning Committee is to:

(i)
review, evaluate, and assess any extraordinary transaction (or series of related transactions) between the Company, or any affiliate, and any unaffiliated third party involving the sale, merger, consolidation, transfer, exchange, apportionment, or any conveyance of:  (A) an asset or group of assets representing more than fifty percent (50%) of the book value of the Company’s assets (on a consolidated basis as determined in accordance with Generally Accepted Accounting Principles (GAAP) prior to the transaction or (B) any other asset or group of assets on which the long-term (i.e., greater than one (1) fiscal year) business strategy of the Company is substantially dependent;

(ii)
review, evaluate, and assess any material and extraordinary restructuring of the management or corporate structure of the Company, or any affiliate, in a way relating to its operations or capital (including, but not limited to, debt, liabilities, or other securities) structure and composition (including, but not limited to, the Company’s qualification as a real estate investment trust); and

(iii)	perform such other duties as assigned to it by the Board of Trustees or required and permitted by any other applicable law or regulation.

The Board of Trustees has adopted a written charter for the Planning Committee.  A copy of the Strategic Planning Committee Charter is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.

Executive Compensation Committee

The members of the Executive Compensation Committee are Messrs. David M. Aronowitz, Howard Gross, Niles C. Overly, and William S. Williams.  Mr. Williams is the Chairman of the Executive Compensation Committee.  Each member of the Executive Compensation Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The Board of Trustees has adopted a written charter for the Executive Compensation Committee which is available on our website at www.glimcher.com.  A copy of the Amended and Restated Executive Compensation Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  The Amended and Restated Executive Compensation Committee Charter sets out the responsibilities, authority, and specific duties of the Executive Compensation Committee.  It also specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company.  The Executive Compensation Committee met six (6) times during the fiscal year ended December 31, 2007 and acted by unanimous written consent on six (6) occasions.

The Executive Compensation Committee’s scope of authority includes the following:

(i)
to approve all compensation (including, but not limited to, salary, equity awards, benefits, and perquisites) and hiring matters relating to any individual employed by the Company (including any affiliate) who holds the position of Vice President and higher;

(ii)	to make all decisions relating to the termination of any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(iii)	to review and approve corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer;

(iv)	to review and approve, as determined by the committee from time to time, salaries for Company personnel who are employed in positions below that of Vice President;

(v)	to review and approve compensation for members of the Board of Trustees;

(vi)
to retain and terminate any compensation consultant or consulting firm to be used to assist the committee in the evaluation of compensation matters and to obtain advice and assistance from internal or external legal, accounting, or other advisors;

(vii)
to approve and determine fees and other retention terms for compensation consultants that are hired to assist in investigations into or studies of matters within the committee’s responsibilities, and retain, at the Company’s expense, such independent counsel and other advisors as it deems necessary for such purposes; and

(viii)
to perform such duties and responsibilities as may be assigned to the Executive Compensation Committee under the terms of any of the Company’s management or employee compensation, equity-based or benefit plans, or by the administration committee of such plans.

The Executive Compensation Committee may delegate any of its duties mentioned above to the extent permitted by the Amended and Restated Executive Compensation Committee Charter, the Bylaws, Declaration of Trust, Corporate Governance Guidelines, or applicable law.  To the extent permitted, its duties may be delegated to subcommittees of the Executive Compensation Committee or certain officers of the Company.  Also, the Executive Compensation Committee may delegate, to Company personnel employed in positions of Senior Vice President and higher, its authority to approve awards from the Company’s equity or incentive compensation plans to persons who hold positions of Vice President and below, provided such delegation does not violate the terms of the Amended and Restated Executive Compensation Committee Charter, Corporate Governance Guidelines, the applicable plan, or any other applicable law or regulation.  Furthermore, under the Amended and Restated Executive Compensation Committee Charter, the Executive Compensation Committee is prohibited from delegating to a subcommittee any decision relating to the compensation or evaluation of the Board of Trustees, Chief Executive Officer, the Executive Compensation Committee itself, or any officer of the Company employed as Senior Vice President or higher.

In determining the amount and form of annual compensation for the Company’s senior executive officers and trustees, the Executive Compensation Committee uses annual performance reviews and guidance from a compensation consultant.  Below is a discussion of how the Executive Compensation Committee uses information from each of these sources to make its determinations.

Performance Reviews

The annual performance evaluations of the Company’s Senior Vice President, General Counsel and Secretary, the Executive Vice Presidents, and President are performed by the Company’s Chief Executive Officer.  The Company’s President evaluates the performance of the Senior Vice President, Director of Leasing.  The Executive Compensation Committee conducts its own annual evaluation of the Chief Executive Officer's performance. Each of the senior executive officers, including the Chief Executive Officer, is assessed on the basis of the Company’s annual operating results, performance on individual objectives, and leadership skills.  At the beginning of 2007, the Chief Executive Officer approved the individual goals and objectives of the Company’s Senior Vice Presidents and higher, and the Chief Executive Officer discussed his own goals and objectives with the Executive Compensation Committee.  The committee approved the final goals and objectives for the Chief Executive Officer.  The goals and objectives of the senior executive officers, including the Chief Executive Officer, may be revised throughout the year in order to make necessary adjustments based upon changing business conditions, promotions, and unforeseen events.

As part of their annual performance evaluations, each senior executive officer, including the Chief Executive Officer, completes a self-assessment and participates in a formal evaluation of the goals and objectives established by the officer at the beginning of the year.  The Executive Compensation Committee makes determinations pertaining to salary adjustments, equity awards, and annual performance bonuses for senior executives based, in part, on the Chief Executive Officer’s evaluation of the performance of the Senior Vice President, General Counsel and Secretary, the Executive Vice Presidents and the President, and on the President’s evaluation of the Senior Vice President, Director of Leasing.  The Executive Compensation Committee uses its own evaluations to determine the annual salary adjustments, equity awards, and annual performance bonus for the Chief Executive Officer.

Compensation Consultant

The Executive Compensation Committee engaged Hewitt Associates, LLC, a global executive compensation consulting firm (“Hewitt”), to assist it in making compensation determinations with respect to the Company’s senior executive officers and trustees, as well as structuring the Company’s executive compensation programs and plans.  The scope of Hewitt’s duties primarily includes providing the following to the Executive Compensation Committee:

(i)
data and guidance that the Executive Compensation Committee may use to make decisions that are consistent with the Company’s business strategy, compensation philosophy, prevailing market practices, relevant legal and regulatory mandates, and shareholder interests;

(ii)
equity and non-equity incentive compensation plan design and advice for both annual and various long-term incentive compensation plan structures that will meet the Company’s compensation objectives and competitive market best practice philosophies;

(iii)
competitive market compensation studies to be used in determining base salary, bonus, long-term incentive awards, and periodic reviews of other elements of compensation for the Company’s Chief Executive Officer and other senior executive officers; and

(iv)	data and guidance about best practice philosophies, competitive market compensation studies, and competitive pay levels with respect to trustee compensation.

In addition to the information obtained from our annual performance reviews and existing salary data within our industry, the Executive Compensation Committee also uses compensation studies compiled by Hewitt to make its determinations on trustee compensation.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee currently consists of Messrs. David M. Aronowitz, Howard Gross, Niles C. Overly, and William S. Williams.  Former trustee Philip G. Barach also served on the Executive Compensation Committee during fiscal year 2007 until February 21, 2007, at which time it was determined that Mr. Barach was no longer independent because he had entered into a consulting agreement with the Company.

The Board of Trustees has appointed the Executive Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and option plans. The Executive Compensation Committee is the administrator for the Company’s Amended and Restated 1997 Incentive Plan (the “1997 Plan”) and the Amended and Restated 2004 Incentive Compensation Plan (the “2004 Plan”).  As the administrator, the Executive Compensation Committee determines the number of options and other awards granted to the trustees and employees of the Company under the 2004 Plan and, to the extent that awards are modified or adjusted, the 1997 Plan.  None of the current members of the Executive Compensation Committee are or were ever officers and/or employees of the Company or any of its subsidiaries.  The Executive Compensation Committee has prepared a Compensation Committee Report.  The text of this report can be found in the section of this Proxy Statement entitled “Compensation Committee Report.”

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COMPENSATION OF OUR EXECUTIVE OFFICERS & TRUSTEES

Compensation Discussion and Analysis

Executive Summary

We attempted to meet the traditional objectives of our executive compensation program during 2007 through, among other things, introducing a new equity compensation plan and modifying the components of our equity awards.  In 2007, we also continued with the methods and practices that we have historically used to determine the size and amount of our compensation awards with respect to the primary elements of compensation that we use in our program.  Total compensation for the senior executives discussed in this section increased in 2007 due primarily to increases to recognize promotions for certain individuals.  Pay adjustments were also implemented to address existing disparities among executives within our company or as compared with executives at our peer companies.  Small modifications on the employee benefits side were reflected in our reported compensation as well as change in control benefits relating to the new equity awards.  Although the awards under the new plan were negated by corporate events within our company, our objective to compensate for long-term sustained performance remains.

Overview

In this section, we describe all of the important elements of compensation for the senior executive officers listed in the tables that follow and explain how we determined the amounts of compensation paid or provided to the listed officers during 2007 as well as our reasons for paying or providing the compensation disclosed.  During 2007, we continued our effort to provide compensation to our senior executive officers that was both rewarding of performance and competitive with our peer companies.  Throughout this section, we refer to the senior executive officers listed in the tables following this section as the “Named Executives.” Additionally, unless otherwise stated, references in this section to data in the Summary Compensation Table are only with respect to the year 2007.

This section is organized to first describe the objectives of our compensation program for the Named Executives as well as executive compensation generally.  As part of our discussion on the objectives, we also discuss how our executive compensation program is impacted by benchmarking and the review of executive compensation at our peer companies.  We then explain what our executive compensation program is designed to reward and describe each compensation element within our executive compensation program.  As we discuss each element of compensation, we will discuss our reasons for choosing to pay the particular element as well as:

(i)	how we generally determined the payment amount for the particular element of compensation;

(ii)	how our decision regarding that element fits into our overall objectives for our executive compensation program; and

(iii)	how decisions about the particular element of compensation affects, if at all, our decisions regarding other compensation elements.

We will conclude our discussion with a brief discussion of the tax and accounting implications of our executive compensation program.

Objectives of Our Executive Compensation Program

The goal of our compensation program for the Named Executives, as well as for our executive officers generally, is to provide compensation that is fair and equitable to both the executive officer and our company.  We attempt to accomplish this goal by establishing a compensation program for our senior executive officers with the following objectives:

(i)
to provide compensation for performance based upon the person’s contribution to our company, the operational results of the department in our company that the officer is responsible for managing, and the annual financial results of our company;

(ii)	to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations with those of our shareholders;

(iii)
to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is competitive with companies comparable to our company in size and operation;

(iv)	to encourage senior executive officers to increase their ownership of Common Stock in our company over the course of their employment;

(v)
to provide compensation that contributes to building and enhancing positive morale among the senior executive officers to motivate them to work towards achieving our company’s corporate goals and objectives; and

(vi)	to provide comparable compensation to similarly situated and similarly performing executive officers within our company.

Market Comparisons & Benchmarking for Executive Compensation

Our executive compensation program is primarily designed to reward our company’s operating performance and individual performance. However, in establishing compensation plans, policies, and targets for our Named Executives, our Executive Compensation Committee (for purposes of this section only, the “Compensation Committee”) attempts to make the compensation levels, opportunities, and payouts from our compensation plans for the Named Executives competitive and comparable with those of similarly situated executives within our peer group.  The Compensation Committee seeks to achieve this objective by, from time to time, utilizing one or more compensation studies to obtain comparative compensation data to assist the committee in making compensation decisions in the award year and future years. The primary compensation elements in which the Compensation Committee seeks to achieve these objectives are base salary, equity awards, and performance bonuses.  In the discussion below of the elements of our executive compensation program, we describe how the Compensation Committee used market analysis of executive compensation at our peer companies to: (i) set the compensation of the Named Executives for 2007, (ii) design new compensation plans, and (iii) modify our existing executive compensation programs and policies in order to make the compensation of the Named Executives during 2007 more competitive and comparable with that of similarly situated executives within our peer group.  The Compensation Committee is not required under its charter documents to use such analyses or data in making its decisions, but does so in order to make compensation decisions that are consistent with the aforementioned objectives of our executive compensation program.  The Compensation Committee may determine, from time to time, the scope, breadth, and depth of its use of comparative compensation data in making compensation decisions for our senior executive officers including the Named Executives.

The peer group selected by the Compensation Committee consists of twenty-four (24) companies used in a study performed by Hewitt of executive compensation reported in proxy statements issued by the listed companies during 2006 (the “Hewitt Study”).  These companies are comprised primarily of publicly-held real estate investment trusts or REITs that: (i) operate in the retail shopping mall sector, (ii) operate outside of the mall sector, but are comparable to our company in size, and (iii) compete with us for investment capital and executive talent.  Below is a list of the companies that comprised the peer group:

• Acadia Realty Trust	• Arden Realty, Inc. *	• BRE Properties, Inc.	• CBL & Associates Properties, Inc.
• Colonial Properties Trust	• Crescent Real Estate Equities Company*	• Developers Diversified Realty Corporation	• Equity One, Inc.
• Federal Realty Investment Trust	• General Growth Properties, Inc.	• Heritage Property Investment Trust, Inc. *	• Kimco Realty Corp.
• The Macerich Company	• The Mills Corporation *	• New Plan Excel Realty Trust, Inc.*	• Pan Pacific Retail Properties, Inc. *
• Pennsylvania Real Estate Investment Trust	• Ramco-Gershenson Properties Trust	• Regency Centers Corp.	• Simon Property Group, Inc.
• Tanger Factory Outlet Centers, Inc.	• Taubman Centers, Inc.	• United Dominion Realty Trust, Inc.	• Weingarten Realty Investors
* Company has been acquired or ceased operations since 2006.

Throughout this section, we refer to the listed companies as the “Peer Group” or our “Peer Companies.”  The manner in which the Compensation Committee used the benchmarking data to determine the compensation of the Named Executives is discussed later in this section.

What Our Executive Compensation Program is Designed to Reward

Our executive compensation program is designed to reward the operating performance of our company as well as individual performance.

(i)  Company Operating Performance

Our company is a REIT that primarily owns, leases, acquires, develops, and operates regional and super regional shopping malls.  In order to maintain our REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders.  Therefore, we use Funds From Operations or FFO as a supplemental measure to net income to measure our operating performance.  FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry.  FFO is defined by the National Association of Real Estate Investment Trusts or NAREIT as net income (or loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles or GAAP), excluding gains or losses from sales of depreciable assets, plus real estate related depreciation and amortization and after adjustments for joint ventures and minority interests.  We believe that per share growth in both net income and FFO are important factors in enhancing shareholder value.  Therefore, a component of our executive compensation program is designed to reward growth in our company’s FFO.  Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence growth in this area.  Therefore, we base a portion of their total compensation on an evaluation of our company’s annual FFO results.

To fully understand FFO, it is important to note that FFO does include impairment losses for properties held-for-use and held-for-sale.  Also, FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs.  Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our Executive Bonus Plan uses FFO per Common Share performance targets to determine a portion of each Named Executive’s annual bonus.  As we will discuss in greater detail in the section below captioned Annual Bonus, 70% of a Named Executive’s target bonus opportunity under the Executive Bonus Plan is used to determine the portion of the person’s bonus that rewards our year-end FFO achievement.  We calculate FFO per Common Share by dividing our FFO by the weighted average number of diluted Common Shares outstanding for our fiscal year.  Under this calculation, our FFO is net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable assets, plus real estate depreciation and amortization after adjustments for joint ventures and minority interests.

With the implementation of our 2007 Long Term Incentive Plan for Senior Executives (“LTIP”), we introduced two other factors that measure corporate performance in connection with determining executive compensation: total shareholder return (“TSR”) and the payment rate as well as frequency of our Common Share dividend distributions.  As explained below under the section captioned Equity Compensation, each of the Named Executives can qualify to receive equity awards under the LTIP if we achieve certain results in our TSR and timely pay our quarterly dividends on the Common Shares at certain rates for the three-year period ending December 31, 2009.  We evaluate the TSR of our Common Shares by comparing it against the TSR for the common shares for sixteen (16) other REITs.  These companies are identified and our rationale for selecting them is provided below under the section captioned 2007 Equity Compensation Grants and Awards.

Other factors that we use to measure our operating performance include occupancy levels at our regional shopping mall properties, property sales, completion or initiation of development or redevelopment projects, and completed joint venture or partnering initiatives.  These factors are generally used for individual goals or objectives because the completion of the goals or objectives is generally heavily influenced by the actions of a particular senior executive officer, department, or functional area within our company.

(ii) Individual Performance

Our executive compensation program also rewards individual performance. Individual performance is rewarded through base salary and performance based or variable compensation.  Through base salary, the specific skill set and managerial abilities of an executive are rewarded.  With respect to performance based or variable compensation, individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked to our overall corporate goals.  Individual objectives of the executives differ for each person and are, generally, established in March of the evaluation year concurrently with the adoption of the Executive Bonus Plan for that year.  For the 2007 performance year, each of the Named Executives had between five (5) and seven (7) individual objectives.  Bonus awards for performance on individual objectives for 2007 are granted under the Company’s 2007 Executive Bonus Plan.

Each Named Executive has a target bonus payout amount to reward overall performance of his individual objectives.  As we will discuss in greater detail in the section below captioned Annual Bonus, this amount is 30% of the person’s total target bonus opportunity under the Executive Bonus Plan.  A Named Executive’s target bonus payout amount for individual achievement is an amount within a range of bonus payout amounts for achievement of the individual objectives.  The range of bonus payouts for individual achievement corresponds to the assessment of the Named Executive’s overall performance on all objectives as shown by the chart below:

Performance Assessment	Threshold	Target	Excellence
Bonus Payout Range	75-99% of Target Bonus Payout for Individual Objectives	100% of Target Bonus Payout for Individual Objectives	101-125% of Target Bonus Payout for Individual Objectives

For each individual objective, a Named Executive has an expected deliverable or target performance.  The actual performance of the Named Executive with respect to an objective is evaluated and awarded at: (A) Target, which describes expected performance, (B) Threshold, which describes acceptable performance that is below Target performance, and (C) Excellence, which describes performance that exceeds expectations.  The performance targets for each Named Executive’s objectives are only stated in terms of target or expected performance.  There are no stated performance targets for Threshold or Excellence as these standards are identified in connection with the evaluation of a Named Executive’s performance and in light of expected performance for the particular objective. The evaluation levels for the individual objectives have the following achievement percentages: (A) Threshold (75–99%), (B) Target (100%), and (C) Excellence (101–125%).  At the conclusion of each Named Executive’s evaluation on his individual objectives, all of the achievement percentages for the person’s objectives are aggregated and divided by his total number of objectives in order to produce his overall achievement percentage for performance on his individual objectives. A Named Executive’s overall achievement percentage will range between 75%-125% and shall be used to determine the portion of the Named Executive’s annual bonus awarding individual achievement. If a Named Executive receives an overall achievement percentage below 75%, then he is ineligible for a bonus for individual performance.  Each objective is equally weighted, but the Named Executive’s performance evaluation for each objective may vary and affect his overall achievement percentage.  The 2007 individual objectives for the Named Executives and target performance for each objective are listed in the chart below:

Named Executive & Objectives	Target Performance
Chairman of the Board & Chief Executive Officer
Pay dividend each fiscal quarter.	Perform as stated.
Reposition portfolio – update and provide growth platform.	• Increase occupancy in core properties. • Dispose of held-for-sale properties. • Acquire/develop quality properties.
Senior team performance.	• Manage direct reports to achieve individual target performance levels.
Maintain and grow senior leadership team – grow and enhance leadership skills.	• Recruit and hire additional executive talent. • Expand roles of existing senior executives.
Strengthen internal/external credibility.	• Create new commercial alliances. • Enhance the Company’s image and employee morale.

Named Executive & Objectives (cont’d)	Target Performance (cont’d)
Executive Vice President, Chief Financial Officer & Treasurer
Implement business/financial analysis software.	Implement business intelligence software.
Full-scale implementation of corporate intranet.	Perform as stated.
Enhance monitoring of the Company’s development and redevelopment pipeline.	Perform as stated.
Address the Company’s financing needs.	Obtain construction financing for the Company’s development projects and refinancing for two (2) of the Company’s mall properties.
Increase productivity in the Company’s Accounting Department.	Implement document scanning and continue enhancement of accounting systems.

President & Chief Operating Officer
Achieve the Company’s 2007 minimum rent goals.	Achieve minimum rents in line with the Company’s annual budget.
Help structure and implement an improved marketing strategy for the Company.	Enhance use of existing marketing personnel and integration into Company’s processes.
Achieve the Company’s 2007 common area maintenance (“CAM”) budget.	Maintain expenses for CAM in line with 2007 budget of $58.5 million.
Meet sponsorship and gift card income goals.	Obtain sponsorship income of $1.2 million and gift card income of at least $400,000.
Enhance employee satisfaction.	Perform as stated.
Enhance Human Resources Department.	Oversee and manage the recruitment and hiring of Vice President, Human Resources.
Supervise and coordinate property tax appeals.	Produce report for various properties in the Company’s portfolio comparing initial assessed value and year-end value.

Executive Vice President & Chief Investment Officer
Reorganize Company’s Development Department to increase the department’s capabilities and results.	Expand roles of existing employees and managers.
Implement budgeting process for development projects incorporating both cost and income analysis.	Perform as stated.
Advance mall disposition program.	Dispose of held-for-sale malls.
Complete transfer of responsibilities to new General Counsel.	Perform as stated.
Identify, create, and respond to new mall acquisition opportunities.	Perform as stated.

Senior Vice President, Director of Leasing
Maintain 2006 occupancy levels.	Achieve 2007 occupancy percentage of at least 91.8%.
Achieve the Company’s 2007 minimum rent target.	Achieve minimum rent in line with the Company’s annual budget.
Organize and conduct portfolio meetings with targeted retailers.	Perform as stated.
Enhance the Company’s Leasing Department and leasing personnel.	• Recruit and hire additional talent. • Expand roles of existing employees and managers.
Coordinate leasing of Scottsdale Quarter and Surprise Towne Center.	Hold weekly leasing meetings for Scottsdale and Surprise and complete leasing of first phase of Scottsdale Quarter.
Coordinate bi-weekly leasing meetings with leasing, legal, construction, and operations departments to shorten the time between lease negotiation and store opening.	Perform as stated.

The Elements of Compensation Within Our Executive Compensation Program

(i)      Base Salary

We provide base salaries for each of the Named Executives and to all of our other executive officers.  Their annual base salaries are intended to create a minimum level of compensation and are designed to achieve the objectives of our executive compensation program that relate to hiring and retaining executive talent.  In establishing base salaries, the Compensation Committee annually evaluates during February or March of each year whether adjustments should be made to make the base salaries of our senior executives more competitive with those of our Peer Companies or to reflect changes in the role of an executive officer in the Company.  In evaluating and establishing base salaries, the Compensation Committee also considers the Company’s historical pay practices for the respective executive position, the role of the executive in our company and management structure, the comparability of salaries among the senior executives, and also the person’s knowledge, performance, and experience.

Generally, we attempt to target the annual base salaries for our senior executive officers, including the Named Executives, to be competitive, on a position-by-position basis, within the 25th percentile of our Peer Group.  The Compensation Committee established the 25th percentile ranking for 2007 compensation determinations, including salary, based upon the Hewitt Study.  According to the Hewitt Study, our company generally ranked near the 25th percentile of our Peer Group with respect to total stockholder return (measured over a ten (10) year period that ended in 2005) and annual revenues.  Data in the Hewitt Study was not specifically adjusted to account for the size differences in the organizations measured.  Annual revenues and total shareholder return were used to measure Peer Group relative size and performance for purposes of the Hewitt Study because those metrics are important performance and growth measures for companies within our industry that have operations similar to ours.

In determining 2007 base salaries, the Compensation Committee used, on a position-by-position basis, salaries reported in the Hewitt Study at the 25% percentile and factored in an inflation rate of 8% to cover years 2006 and 2007.  These salaries are stated in the table below.  The Compensation Committee did not endeavor to set 2007 salaries for the Named Executives at the salaries stated in the Hewitt Study, but rather used the salaries as a guide in determining what adjustments were appropriate given the aforementioned factors related to the Company’s historical pay practices and the executive’s role in our company.  Differences between the target salaries stated below for the Named Executives and the actual 2007 salaries reported in column (c) of the Summary Compensation Table are discussed below.

Named Executive Officer	Target Salaries from the Hewitt Study (25th Percentile/Inflation Adjusted)
Chairman of the Board & Chief Executive Officer	$521,235
Executive Vice President, Chief Financial Officer & Treasurer	$324,000
President & Chief Operating Officer	$332,100[1]
Executive Vice President & Chief Investment Officer	$272,200
Senior Vice President, Director of Leasing	$279,900
[1] The stated target salary for the President and Chief Operating Officer was effective prior to his promotion from Executive Vice President and Chief Operating Officer.  Upon being promoted, his target salary increased to $431,400.

(A)    Base Salary Adjustments – Peer Company and Inter-Company Comparisons

After comparing the salaries of our Named Executives with the executive salaries at our Peer Companies, the Compensation Committee concluded that the 2006 salary of our Chief Financial Officer was more than 20% below the targeted salary for that position.  As a result, the 2007 base salary for our Chief Financial Officer was increased approximately 12% from the 2006 level.  The Compensation Committee reasoned that the adjustment would improve the competitiveness and comparability of the Chief Financial Officer’s salary with salaries of similarly situated officers within our Peer Group given our percentile rank within the Peer Group and would also make his salary comparable to other Executive Vice Presidents within our company.

The Compensation Committee also made an adjustment to the Senior Vice President, Director of Leasing’s annual salary in 2007.  Although, this particular executive’s 2006 salary was competitive with our Peer Group based upon salary data from the Hewitt Study and given our percentile rank, the Compensation Committee believed that the Senior Vice President, Director of Leasing’s role and responsibilities within our organization justified making the salary for this executive officer comparable to other similarly situated Named Executives.  Therefore, the Compensation Committee increased the base salary for the Senior Vice President, Director of Leasing by approximately 11%.  The Compensation Committee also reasoned that a salary adjustment for this executive furthered our compensation objective of providing comparable compensation to similarly situated and similarly performing executives within our company and retaining senior executive officers who are important to the success of our company by awarding compensation competitive with our Peer Companies.  Our leasing program is critical to our success and the Senior Vice President, Director of Leasing’s experience with our company in managing that area, as well as his industry experience, are vitally important to furthering our corporate goals and objectives.  The Compensation Committee concluded that equity adjustments were not necessary for the remaining Named Executives as the 2006 salaries for those positions were competitive with our Peer Group and comparable to similarly situated officers within our company.

(B)    Base Salary Adjustments – Merit-Based Adjustments and Adjustments for Promotions

The base salaries of our senior executive officers may also be adjusted following our performance reviews.  Generally, our merit-based increases (on an annualized basis) for senior executive officers have been comparable to similar increases granted to senior executive officers in past years as well as merit-based salary increases granted to our non-executive employees.  Our merit-based salary increases have traditionally been in the 4% to 5% range.  However, during 2007 certain of our senior executive officers were promoted or their responsibilities were modified, which necessitated an adjustment to their base salary in higher percentages than in previous years to award the promotion and change in responsibilities as well as superior performance.

During 2007, our then General Counsel relinquished that role and became our Chief Investment Officer, our Chief Operating Officer was promoted to President, and our Chief Executive Officer became Chairman of the Board of Trustees.  The salary of our Chief Investment Officer was adjusted once during 2007 and the salaries for our Chief Executive Officer and President were each adjusted twice, first to reward performance and then again later in the year in connection with their respective promotions. With respect to the Chief Investment Officer, the Compensation Committee approved a salary increase for this executive’s 2007 salary that included the traditional merit-based increase as well as an increase to recognize his promotion.  The Compensation Committee concluded that these increases were consistent with our past practices of combining traditional merit-based salary increases with salary adjustments for promotions.  Moreover, similar to the rationale for adjusting the salary of the Senior Vice President, Director of Leasing, the Compensation Committee concluded that the salary adjustment for the Chief Investment Officer also furthered our compensation objective of awarding compensation to similarly situated and similarly performing executives within our company and retaining senior executive officers who are important to the success of our company by awarding compensation competitive with our Peer Companies.  The role and tenure of the Chief Investment Officer within our company as well as his experience within our industry are critical to our company successfully executing its current strategy of upgrading the quality of its real estate portfolio.

The salary adjustment for the President was predicated on rewarding performance and providing competitive compensation.  The President’s initial salary adjustment resulted in a 2007 annual salary that was approximately 5% higher than his 2006 salary.  This adjustment was consistent with our traditional merit-based adjustments.   However, following his promotion, the Compensation Committee reviewed the Hewitt Study and determined, after factoring in an inflationary rate of 8%, that the target salary at the 25th percentile for the position of President and Chief Operating Officer was $431,400. The Compensation Committee determined that an increase of approximately 12.5% to the President’s existing 2007 salary was warranted to make his salary competitive with similarly situated officers within our Peer Group given our percentile ranking within the Peer Group.  With respect to the Chairman of the Board and Chief Executive Officer, the Compensation Committee also approved a merit increase of approximately 5% in determining this executive’s 2007 annual salary.  Following the Chief Executive Officer’s election to the position of Chairman of the Board, the Compensation Committee determined that although the Chief Executive Officer’s salary was slightly above the target salary for similarly situated officers stated in the Hewitt Study, a 10% salary increase would be an appropriate adjustment to reward his election to Chairman of the Board as such a percentage increase would be comparable to that received by the other Named Executives who received promotions during 2007.  The merit-based salary increases for our Chief Financial Officer and Senior Vice President, Director of Leasing were included as part of their salary increases to improve competitiveness and inter-company comparability.  The following table illustrates the aggregate salary increases for our Chief Executive Officer, President, and Chief Investment Officer during 2007:

Named Executive	2006 Salary	2007 Salary (Annualized Salary at 12/31/07)	Aggregate Percentage Increase
Chairman of the Board & Chief Executive Officer	$497,280	$575,000[1]	15.6%
President & Chief Operating Officer	$359,692	$425,000[1]	18.2%
EVP & Chief Investment Officer	$305,360	$334,192	9.4%
1Represents the respective Named Executive’s new annual salary that was approved following the promotion of the listed Named Executive in September 2007.  The Chairman of the Board & Chief Executive Officer’s total paid salary for 2007 was $542,660 and the President & Chief Operating Officer’s total paid salary for 2007 was $394,459.

(C) Salary Differences Among the Named Executives

In determining salaries for senior executives as well as the amount of any increases, the Compensation Committee also considers the role of the respective executive in our company and our historical pay practices for the respective position in addition to the factors described above.  This policy and practice is the basis for the differences in the percentage increases between the Named Executives shown in the preceding table as well as the differences in the salaries listed in column (c) of the Summary Compensation Table.  There are three (3) key reasons for these differences.  First, the Chief Executive Officer traditionally has the highest salary among our senior executive officers because he, directly or indirectly, manages and directs the other senior executive officers, is required to be knowledgeable about all areas of the Company’s operations, and oversees the Company’s strategy implementation and operations.  Additionally, our Chief Executive Officer is the person within our management team who interacts most directly with the Board of Trustees. Secondly, the salary of the President is traditionally higher than those of our other senior executive officers because of his management and oversight role in the Company.  Lastly, the Compensation Committee establishes base salaries for senior executives that are comparable with the historical salary level for the particular position and competitive with those of similarly situated executive officers at our Peer Companies.

The Compensation Committee’s practice of setting annual base salaries for the Named Executives achieves our compensation objectives of attracting executive talent and retaining executive personnel because the committee establishes salaries that are competitive with our Peer Companies, comparable to historical levels, and reflective of adjustments for performance and promotions.  Generally, the amount of a Named Executive’s annual salary or the amount of any adjustment is not affected or influenced by the amount of any other compensation element within our executive compensation program; although, paid salary is a variable used in the formula to determine a Named Executive’s annual performance bonus and severance payout under our executive severance arrangements. Nevertheless, the Compensation Committee’s decisions with respect to setting salaries are not influenced by this fact.  Salaries for the Named Executives are reflected in column (c) of the Summary Compensation Table and, generally, account for approximately 35% – 70% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.

(ii) Annual Bonus

The annual bonuses for our senior executive officers are designed to further our executive compensation objectives of providing performance-based compensation and compensation that is competitive with our Peer Companies.  We pay annual bonuses to the Named Executives because we believe it will further these objectives.  Historically, the annual bonus for our senior executive officers is a cash payment that is awarded in March for performance during the previous year.  The amount of the bonus payment for our senior executive officers, including the Named Executives, during 2007 is determined based upon the terms and conditions of our 2007 Executive Bonus Plan.

The 2007 Executive Bonus Plan is the only bonus plan in which the Named Executives participate.  Each year, the Compensation Committee determines which senior executive officers will participate in that year’s Executive Bonus Plan and approves the terms and conditions of the respective plan.  The Board of Trustees also adopts the plan when it approves and ratifies the actions of the Compensation Committee.  Generally, the participants in our Executive Bonus Plan are our Senior Vice Presidents and above.  Actual award payouts under the 2007 Executive Bonus Plan vary amongst the plan participants, including the Named Executives, and are ultimately determined by the Compensation Committee. In making award determinations under the 2007 Executive Bonus Plan, the Compensation Committee has the authority and discretion to take into consideration the impact of unanticipated and extraordinary factors or events that positively or negatively affected our company or an individual’s performance during the year, such as the dilutive impact of selling particular assets or the accounting treatment for assets that have diminished in value during the year, and the effect of such events on the achievement of certain corporate or individual goals or objectives.  The Compensation Committee’s use of discretion must always be authorized and permitted by the Board of Trustees, which has a majority of independent trustees, or pursuant to the terms of the plan or contract, that is approved by the Board of Trustees.

(A)   Structure of the 2007 Executive Bonus Plan

Under the 2007 Executive Bonus Plan, the final bonus payment amounts were determined based upon the evaluation of the Company’s FFO performance and the senior executive officer’s performance on his individual objectives.  The plan is structured in this manner so that we may reward both individual achievement and corporate achievement in furtherance of our compensation objective to provide performance-based compensation and reward the type of achievement that our executive compensation program is designed to reward.  An individual’s bonus payment amount is the sum of two components:  (1) the portion of the payment based upon a review and evaluation of our year-end FFO performance (the “FFO Component”) and (2) the portion of the payment based upon the overall achievement of the individual’s objectives (the “Individual Objectives Component”).

In determining the FFO Component and Individual Objectives Component that comprise a Named Executive’s bonus payment, the following bonus targets must initially be determined:  (1) Target Bonus Payout Amount, (2) FFO Target Amount, and (3) Individual Objectives Target Amount. Under the plan, a Named Executive’s Target Bonus Payout Amount is a stated percentage of the salary paid to him during the year.  The Named Executive’s FFO Target Amount is 70% of his Target Bonus Payout Amount and the Individual Objectives Target Amount is 30% of the Target Bonus Payout Amount.  The Compensation Committee structured the plan in this manner in order to make the majority of a Named Executive’s bonus award opportunity contingent on our company’s FFO performance.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount do not represent bonus payment amounts under the plan, but instead represent targets that determine the bonus amount depending upon the level of individual and corporate achievement.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount for each of the Named Executives are listed in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	Indiv. Obj. Target Amt. (30% of Target Bonus Payout Amount)
Chairman of the Board & CEO	$461,261 (85% of paid salary)	$322,883	$138,378
EVP, CFO & Treasurer	$149,517 (50% of paid salary)	$104,662	$44,855
President & COO	$197,230 (50% of paid salary)	$138,061	$59,169
EVP & Chief Investment Officer	$167,096 (50% of paid salary)	$116,967	$50,129
SVP/Director of Leasing	$94,734 (30% of paid salary)	$66,314	$28,420

Under the 2006 Executive Bonus Plan, the Target Bonus Payout Amount was determined using lower percentages of paid salary for each of the Named Executives.  The percentages ranged from 60% of paid salary for the Chief Executive Officer, 30% of paid salary for Executive Vice Presidents, to 20% of paid salary for Senior Vice Presidents.  For purposes of the 2007 Executive Bonus Plan, the Compensation Committee increased the percentages of salary used to determine the Target Bonus Payout Amount in order to continue to make the target bonus potential for each Named Executive comparable and competitive with the target bonus potential reported in the Hewitt Study for similarly situated officers at the 25th percentile.  This adjustment, together with the introduction in 2006 of bonus targets for individual performance, was intended to lessen the existing disparity between the target bonus potential under our bonus plan for some of the Named Executives and the target bonus potential reported in the Hewitt Study for similarly situated officers at the 25th percentile.

Similar to the salary targets, the Compensation Committee did not endeavor to set the bonus opportunities for the Named Executives at the levels stated in the Hewitt Study, but rather used the bonus targets as a guide in formulating the 2007 Executive Bonus Plan in a way that would further our compensation objectives and remain consistent with our historical pay practices.  Moreover, to the extent that the aforementioned disparities persist, the Compensation Committee expects that incremental adjustments to the bonus potential of some Named Executives may be made in the future in order to decrease any persisting disparity.  The Compensation Committee believes that such action is consistent with and furthers our objectives to provide compensation comparable and competitive with our Peer Companies.  In the Hewitt Study, the target bonus potential for positions comparable to those of the Named Executives were as follows (factoring in an 8% inflationary rate):  (1) Chief Executive Officer and Chairman of the Board – $409,675, (2) Executive Vice President and Chief Financial Officer – $223,087, (3) President and Chief Operating Officer – $258,359, (4) Executive Vice President and Chief Investment Officer –$137,781, and (5) Senior Vice President, Director of Leasing – $88,560.

(B)  Determining the Amount of the FFO Component of a Named Executive’s Annual Bonus

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2007 Executive Bonus Plan is determined using the following scale:

Evaluation Levels for FFO Performance
Bonus Payment Component	Minimum (Yr. End FFO of $2.18)	Moderate (Yr. End FFO of $2.23)	Target (Yr. End FFO of $2.28)	Excellence (Yr. End FFO of $2.38)
FFO Component	50% of FFO Target Amount	75% of FFO Target Amount	100% of FFO Target Amount	150% of FFO Target Amount

The FFO targets stated in the chart above were formulated to include the range of our anticipated 2007 per Common Share FFO results that were initially announced at the beginning of 2007.  For 2007, we reported FFO per Common Share of $1.37 which is less than the result that would qualify the Named Executives for an FFO bonus payout at the plan’s Minimum level as shown in the preceding table.  However, the Compensation Committee authorized a payout under the FFO Component at the Minimum level by exercising discretion in determining the Company’s FFO performance under the plan and the FFO Component of each Named Executive.  There were two (2) reasons the Compensation Committee decided to exercise such discretion.  First, the Compensation Committee believed that an award under the FFO Component would reward the Named Executives for performance and management of the Company’s business consistent with the Company’s long-term goals in the face of adverse economic conditions.  Second, the Compensation Committee determined that our year-end per Common Share FFO results were not caused by the underperformance of the Named Executives, but instead were the result of factors outside the control of the Named Executives and the Company’s senior management team. The Compensation Committee’s use of discretion under these circumstances was authorized by the Board of Trustees and permitted by the terms of the 2007 Executive Bonus Plan.

In determining whether to award payments for the FFO Component, the Compensation Committee identified two (2) factors that adversely impacted our year-end FFO results and which, if neutralized, would have resulted in year-end FFO results that would qualify the Named Executives for an FFO payout at the plan’s Minimum level.  The events which the Compensation Committee identified were: (1) non-cash impairment charges during 2007 against the Company’s Eastland Mall (N.C.), Northwest Mall, and Great Mall of the Great Plains and (2) the lower than anticipated income during 2007 from lease terminations and outparcel sales.

The Compensation Committee evaluated and considered the business reasons for the occurrence of each event.  The Compensation Committee understood and recognized that GAAP required the Company to incur impairment charges during particular fiscal periods and at certain amounts due to the changing market value of the aforementioned properties or because an asset was sold at a price below the Company’s recorded or book value.  The Compensation Committee also recognized that reduced income from lease terminations was the result of fewer tenants than anticipated terminating their mall leases which effectively resulted in increased rental income for the Company.  Lastly, the Compensation Committee recognized that lower than anticipated income from outparcel sales was reflective of the inability of prospective buyers to execute purchases due to the unfavorable economic environment as well as the discipline of the Named Executives to refrain from selling such assets at less than optimal prices.

In exercising its discretionary authority, the Compensation Committee evaluated our year-end per Common Share FFO results: (1) without the negative impact of the impairment charges and (2) neutralizing the budgetary impact of reduced income from lease terminations and outparcel sales.  In its analysis of the aforementioned factors, the Compensation Committee concluded that the impact of the impairment charges on the Company’s year-end FFO results was equal to $0.75 per Common Share, because FFO includes losses from impairment charges, and the budgetary impact of lower than anticipated income from lease terminations and outparcel sales was equal to a $0.06 per Common Share reduction in the Company’s final year-end FFO results.  Based upon this analysis, and solely for purposes of determining annual bonuses, the Compensation Committee added back $0.81 per Common Share to the Company’s reported year-end FFO resulting in an adjusted year-end FFO of $2.18 per Common Share.  Under the 2007 Executive Bonus Plan, FFO of $2.18 per Common Share is within the plan’s Minimum FFO performance level (i.e., 50% of FFO Target) as well as the Compensation Committee’s discretionary authority.

In addition to using its discretion to authorize incentive awards relating to FFO performance for the Named Executives, the Compensation Committee also exercised similar discretion in determining incentive awards relating to FFO performance for our other senior executives and non-executive personnel.  In using this discretion to determine incentive compensation, the Compensation Committee believed that such action and awards advanced our compensation objective of motivating personnel to focus their performance on our company’s long-term goals.  The Compensation Committee also believes that awarding discretionary incentive awards based upon the rationale described above improves the morale of the Company’s workforce.

Based upon the foregoing, the Compensation Committee authorized the payment of bonus awards to the Named Executives for the Company’s 2007 per Common Share FFO achievement at the 2007 Executive Bonus Plan’s Minimum level of 50% of a Named Executive’s FFO Target Amount as shown in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	FFO Component of Annual Bonus (50% of the Named Executive’s FFO Target Amount)
Chairman of the Board & CEO	$461,261 (85% of paid salary)	$322,883	$161,442
EVP, CFO & Treasurer	$149,517 (50% of paid salary)	$104,662	$52,331
President & COO	$197,230 (50% of paid salary)	$138,061	$69,031
EVP & Chief Investment Officer	$167,096 (50% of paid salary)	$116,967	$58,484
SVP/Director of Leasing	$94,734 (30% of paid salary)	$66,314	$33,157

(C)  Determining the Individual Objectives Component of a Named Executive’s Annual Bonus

In determining the amount of the Individual Objectives Component of a Named Executive’s annual performance bonus, the Compensation Committee considers the overall performance of the Named Executive on his individual objectives.  Upon the completion of the Named Executive’s performance evaluation, the Named Executive receives an overall achievement percentage ranging from 75% to 125% that reflects his performance on his individual objectives.  This overall achievement percentage is then applied to the Named Executive’s Individual Objectives Target Amount to determine the Individual Objectives Component of the Named Executive’s annual bonus award.  The table below lists the range of bonus payouts for individual achievement that each of the Named Executives was eligible to receive based upon his achievement of his individual objectives (amounts are rounded to the nearest dollar):

	Overall Performance Evaluation Levels for Individual Objectives
Named Executive	Threshold (75-99% Achievement Percentage)	Target (100% Achievement Percentage)[1]	Excellence (101-125% Achievement Percentage)
Chairman of the Board & CEO	$103,784 – $136,994	$138,378	$139,762 – $172,973
EVP, CFO & Treasurer	$33,641 – $44,406	$44,855	$45,304 – $56,069
President & COO	$44,377 – $58,577	$59,169	$59,761 – $73,961
EVP & Chief Investment Officer	$37,597 – $49,628	$50,129	$50,630 – $62,661
SVP/Director of Leasing	$21,315 – $28,136	$28,420	$28,704 – $35,525
[1]Listed amounts represent each Named Executive’s Individual Objectives Target Amount.

The individual objectives of the Named Executives can be separated into two (2) categories:  (1) objectives determined by the performance of the respective Named Executive and (2) objectives relating to the Company’s activities or operational results or the performance of others affiliated with the Company.   Except for the Chief Executive Officer and President, generally, the Named Executives have more objectives determined by their individual performance or an equal amount from both categories.  The Compensation Committee in assessing the individual performance evaluations to determine the Individual Objectives Component of a Named Executive’s bonus award, recognized the following Company achievements:  (1) the Company’s payment of a dividend during each fiscal quarter during 2007 for which the Chief Executive Officer achieved target performance, (2) the Company’s sale of four (4) of its five (5) malls identified at December 31, 2006 as held-for-sale for which the Chief Investment Officer received an excellence rating relating to his objective in this area, (3) the completion of construction financing for the Company’s Scottsdale Quarter project for which the Chief Financial Officer achieved target performance, (4) the Company’s achievement of higher occupancy and minimum rent totals in 2007 as compared to 2006, for which the President and Senior Vice President, Director of Leasing achieved target performance, (5) the Company’s achievement of 2007 CAM expenses below the 2007 CAM budget for which the President achieved target performance, (6) the Company achieving in excess of $1.2 million in sponsorship income and at least $400,000 in gift card income for which the President attained target performance, and (7) the Company’s acquisition of Merritt Square Mall for which the Chief Executive Officer and Chief Investment Officer achieved threshold performance with respect to each of their objectives relating to portfolio acquisitions.

In determining each Named Executive’s Individual Objectives Component, the Compensation Committee also recognized individual achievements in addition to the Company’s achievements.  The Chief Executive Officer received an excellence rating on his objective related to maintaining and growing the senior leadership team as shown by the promotions of the Chief Operating Officer, Chief Investment Officer, and hiring of a new General Counsel; an excellence rating on his objective relating to the performance of the senior management team as shown by the Company’s aforementioned achievements during 2007; and a threshold rating on his objective relating to strengthening the Company’s internal/external credibility. The Compensation Committee also considered the President’s individual achievements which included managing the Company’s human resources department and recruiting a new manager for the department for which he achieved target performance; improving employee satisfaction for which he received an excellence rating; and developing the Company’s marketing personnel by increasing their day-to-day responsibilities as well as identifying and providing solutions to property tax issues affecting the Company for which he achieved threshold performance on each objective.

In determining the Chief Financial Officer’s Individual Objectives Component, the Compensation Committee considered his management of the implementation of the Company’s intranet which was evaluated at the excellence level; his oversight over the partial implementation of the Company’s business intelligence software which was evaluated at the threshold level; his management of the new document scanning procedures and other productivity initiatives by the Company’s Accounting Department as well as the development of a system to monitor the Company’s development and redevelopment activity, each of which were evaluated at the target level.  The Compensation Committee recognized that the Company’s mall sale activity and the difficult financing and credit markets impacted the Chief Financial Officer’s performance on his objective related to financing because the Company defeased its mortgage loan on University Mall in order to sell the asset and delayed additional financing projects planned for 2007.

In determining the Chief Investment Officer’s bonus compensation, the Compensation Committee considered his performance in transitioning his former responsibilities as General Counsel to the new General Counsel for which he was evaluated at the target level as well as his development and implementation of a budgeting process with an income analysis feature for the Company’s development department for which he was evaluated at the threshold level.  The Compensation Committee took into account the elimination of one objective and a portion of another objective for the Chief Investment Officer that related to reorganizing the Company’s development department and implementing a budgeting process with a cost analysis feature for the department because those tasks were transitioned to another vice president (not a Named Executive) and the Chief Executive Officer during 2007 in order to allow the Chief Investment Officer to devote more time to managing the Company’s mall sale program.  This elimination resulted in the Chief Investment Officer having a lower achievement percentage with respect to his individual objectives than the other Named Executives because new objectives were not added to replace the reassigned objectives. Lastly, in determining the Senior Vice President, Director of Leasing’s bonus compensation, the Compensation Committee considered, in addition to the Company’s improved minimum rent and occupancy statistics for 2007, his management of the Company lease negotiation and preparation process for which he was evaluated at the excellence level and management of the Company’s leasing department and ability to retain leasing personnel as well as his efforts in leasing the Company’s Scottsdale and Surprise development projects for which he was evaluated at the threshold level for each.

Following the Compensation Committee’s review and assessment of the performance evaluations for the Named Executives, the committee determined payout amounts for the Individual Objectives Component for each of the Named Executives based upon each person’s overall achievement percentage that resulted from his performance evaluation.  The Individual Objectives Component for each Named Executive was added to the person’s FFO Component to obtain the total bonus payout under the 2007 Executive Bonus Plan as shown in the following table:

Named Executive (Achieve. Percent.)	Individual Objectives Target Amount (30% of Target Bonus Payout Amount)	Individual Objectives Component of Annual Bonus[1]	FFO Component of Annual Bonus	Total Bonus Award
Chairman & CEO (100%)	$138,378	$138,380	$161,442	$299,822
EVP, CFO & Treasurer (100%)	$44,855	$44,855	$52,331	$97,186
President & COO (97.145%)	$59,169	$57,480	$69,031	$126,511
EVP & Chief Invest. Officer (75.004%)	$50,129	$37,599	$58,484	$96,083
SVP/Director of Leasing (101.671%)	$28,420	$28,895	$33,157	$62,052
[1] Amount determined by multiplying achievement percentage by Individual Objectives Target Amount. Final award amounts were rounded to the nearest dollar or nearest tenth.

The bonus payout award under the 2007 Executive Bonus Plan, for each of the Named Executives, is reflected in column (f) of the Summary Compensation Table.  The bonus payment amount under the 2007 Executive Bonus Plan, generally, accounts for approximately 13% – 19% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(iii)  Equity Compensation

(A)   Our Historical Granting Practices & Philosophy

Historically, we have made annual grants of stock options and restricted Common Stock to our senior executive officers, including the Named Executives, as part of their compensation arrangement. These grants are usually made in early March or May.  We selected this timing because it enables us to consider the prior year’s performance of our company and senior management as well as our expectations of the individual and our company for the coming year.  The Compensation Committee’s schedule is determined several months in advance and the proximity of any awards to public announcements or other market events relating to our company is purely coincidental.  Similar to other elements of compensation, we believe that issuing awards of the Company’s equity securities to senior executive officers furthers the objectives of our compensation program, particularly our desire to motivate our senior executive officers to focus their performance on both the long-term and short-term goals of our company and to align their motivations with those of our shareholders. Unlike annual bonus determinations, the size of an individual’s equity award(s) historically has not been based upon the achievement of predetermined performance goals by our company or individual performance goals, but rather is the product of the Compensation Committee’s:

(1)	consideration of the anticipated performance of the individual and our company in the grant year;

(2)	review of historical award amounts for the respective management position;

(3)	overall review and assessment of our company’s performance in the most recently completed year;

(4)	review of market data on equity compensation at our Peer Companies; and

(5)	desire to provide executive compensation that is competitive with our Peer Companies.

At this time, we do not have formal guidelines or requirements for our senior executive officers as it pertains to equity ownership in our company.  Equity awards vary in size amongst our senior executives, including the Named Executives, and generally reflect the historical grant practices for the particular position.  Also, equity awards to our senior executive officers generally have restrictions that prevent the recipient from realizing the full economic value of the award for a period of time.  The restricted Common Stock grants that we award to our senior executive officers, including all of the Named Executives, have transfer restrictions that lapse over time. We believe that structuring our Common Stock compensation in this manner will motivate the recipient to focus his performance on the long-term goals of our company that we believe would positively affect the value of the Common Share price and consequently the potential value of the restricted Common Stock award.  Our stock option grants to senior executive officers vest and become exercisable in one-third installments over a period of three (3) years beginning on the first anniversary of the grant date.  Upon vesting, the option permits the recipient, generally for a period of ten (10) years from the date of the grant, to purchase one (1) share of Common Stock at a price that is determined on the date that the stock option is awarded (i.e., the exercise price).  We grant options in this manner because we believe it promotes the same incentives and objectives of our executive compensation program that we attempt to further with our restricted Common Stock grants.  After 2006 and pursuant to an amendment to our 2004 Plan, we began using the grant date closing market price of the Common Shares on the NYSE as the exercise price for our stock options.  In years prior to 2006, option exercise prices were determined by taking the average of the high and low selling price of the Common Shares on the NYSE on the trading day preceding the grant date.

(B)   2007 Equity Compensation Grants & Awards

In 2007, following the Compensation Committee’s analysis of data contained in the Hewitt Study which compared the type and value of our equity awards to those of our Peer Companies, the Compensation Committee concluded that our equity awards with respect to the type and value of equity compensation granted to our Chief Executive Officer were greater than those of our Peer Companies, but were not as competitive with respect to the equity compensation awarded to other Named Executives. In response to the data in the Hewitt Study, the Compensation Committee formulated the LTIP in order for our Named Executives to achieve over time equity compensation equivalent to that received by similarly situated executives at our Peer Companies.  In connection with the LTIP’s implementation, the Compensation Committee did not grant stock options to the Named Executives during 2007, but instead awarded restricted Common Shares to the Named Executives in lower amounts than in previous years in consideration of the Named Executives also receiving an award opportunity with respect to the performance share allocations under the LTIP.  As in 2006, the restricted Common Stock issued to the Named Executives in 2007 have transfer restrictions that lapse over a five-year period in one-third annual installments beginning on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date.

Under the LTIP, certain senior executives, including all of the Named Executives, could qualify to receive performance share awards if we achieved certain results in our TSR on our Common Shares over a three-year period beginning on January 1, 2007 and ending on December 31, 2009 (the “Performance Period”) and timely paid our quarterly dividends on such shares during the Performance Period at dividend rates no lower than those paid during fiscal year 2006.  However, on January 22, 2008, the Company’s Board of Trustees made a decision to reduce our quarterly Common Share dividend from $0.4808 per share to $0.32 per share.  Therefore, none of the Named Executives, or any other person allocated performance shares, under the current terms of the LTIP can convert their performance share allocation(s) into Common Shares because the Company cannot satisfy the LTIP’s dividend criterion.  Under the LTIP, one (1) allocated performance share equates to one (1) Common Share.  Our TSR performance is determined by comparing the TSR of each of the companies listed below (the “Comparison Companies”):

• Taubman Centers, Inc.	• CBL & Associates Properties, Inc.	• Acadia Realty Trust	• Weingarten Realty Investors
• The Macerich Company	• Pennsylvania Real Estate Investment Trust	• Regency Centers Corp.	• Kite Realty Group Trust
• General Growth Properties, Inc.	• Federal Realty Investment Trust	• Developers Diversified Realty Corporation	• Ramco-Gershenson Properties Trust
• Simon Property Group, Inc.	• Kimco Realty Corp.	• Tanger Factory Outlet Centers, Inc.	• Cedar Shopping Centers, Inc.

 These companies were selected because many of them were in our Peer Group and others were added to replace Peer Companies that were no longer in existence due to merger, acquisition, or other reasons.  Under the LTIP, TSR is calculated over the Performance Period as a percentage equal to the price appreciation of one (1) Common Share during the Performance Period plus dividends paid (on a cumulative reinvested basis).  For purposes of measuring stock price appreciation under the LTIP, the stock price shall be the closing market price of the respective common stock on the NYSE (or such other applicable national stock exchange) on the applicable measurement date.  Once the TSR of our Common Shares is determined, it would be compared with the TSR of each of the Comparison Companies for the same period using the same formula and then given a percentile rank.  Based upon the TSR percentile rank as well as the satisfaction of the dividend payment requirement, a Named Executive would have qualified to receive Common Shares in accordance with the following award schedule:

If the Company’s Relative TSR Performance (Percentile Rank vs. Comparison Companies) is:	The number of Common Shares to be issued to a Named Executive:
90th percentile and above (Maximum Performance)	200% of Performance Shares Allocated
80th percentile to 89th percentile	170% of Performance Shares Allocated
70th percentile to 79th percentile	140% of Performance Shares Allocated
60th percentile to 69th percentile (Target Performance)	110% of Performance Shares Allocated
50th percentile to 59th percentile	80% of Performance Shares Allocated
40th percentile to 49th percentile (Threshold Performance)	50% of Performance Shares Allocated
Below 40th percentile	0% of Performance Shares Allocated

The Compensation Committee took into account the number of performance shares allocated under the LTIP when determining the number of restricted Common Shares to award to the Named Executives.  The Compensation Committee determined award amounts based upon an analysis of data in the Hewitt Study.  LTIP participants, including all of the Named Executives, were given a long-term incentive award market value (“LTI Value”) that was comparable to the 25th percentile LTI Value reported in the Hewitt Study for similarly situated officers at our Peer Companies.  The Compensation Committee intended for the restricted Common Stock award to comprise approximately one-third of a Named Executive’s LTI Value and the performance share allocation to comprise approximately two-thirds of a Named Executive’s LTI Value.  The Compensation Committee believed that structuring the grants in this manner would motivate recipients to focus their performance on the long-term performance of our company and align their motivations with those of our shareholders, as the value of the award is contingent upon the value of our Common Shares (which in turn should be influenced by our corporate performance).  As with our equity awards in previous years, the Board of Trustees approved and ratified the Compensation Committee’s grant and award decisions in 2007 with respect to the LTIP.

 In determining how many shares of restricted Common Stock to grant and performance shares to allocate to each Named Executive, the Compensation Committee established an initial value for each award based upon the closing price of the Common Shares on the NYSE for the trading day preceding the date of the grant.   In order for the restricted Common Stock grants and performance share allocations to be made in the desired percentages in relation to each Named Executive’s LTI Value, the Compensation Committee adopted the same valuation method used to determine LTI Values stated in the Hewitt Study.  Under this approach, the number of restricted Common Shares that a Named Executive received was determined by discounting the initial value of the restricted Common Shares by 10%.  With respect to the performance share allocations, the initial value of the performance shares was discounted by 25% in order to determine the number of performance shares allocated to a Named Executive.  These percentages were used because under the Hewitt Study, restricted common stock with time-based vesting conditions is discounted 10% for every dollar and performance shares with time-based and performance-based vesting conditions are discounted 25% for every dollar.  The initial LTIP awards are detailed in the table below:

Named Executive	LTI Value	Restricted Common Stock Value (33.33% of LTI Value)[2]	Rest. Common Stock Grant (No. of Shares Determined Using $24.40 /shr.) [2,3]	Perform. Share Value (66.67% of LTI Value) [2]	Perform. Share Allocation (No. of Shares Determined Using $20.33/shr.) [2,3]
Chairman & CEO[1]	$1,150,000	$383,300	15,700	$766,700	37,700
EVP & Chief Financial Officer	$400,000	$133,300	5,500	$266,700	13,100
President & COO[1]	$500,000	$166,700	6,800	$333,300	16,400
EVP & Chief Investment Officer	$400,000	$133,300	5,500	$266,700	13,100
SVP/Director of Leasing	$250,000	$83,300	3,400	$166,700	8,200
[1]Chairman & CEO served as CEO and President at the time of the initial grant and President & COO served as EVP & COO.
[2]Grant amounts and values (including per share values) were rounded to the nearest hundredth.
[3]Closing market price on the NYSE of the Common Shares on March 7, 2007, the trading day preceding the grant date, was $27.11.

In September 2007, in connection with the promotions of our Chief Executive Officer and Chief Operating Officer, the Compensation Committee approved additional grants of restricted Common Shares and allocations of performance shares to each of these individuals.  In determining the size of the awards, the Compensation Committee had two (2) objectives.  First, the committee wanted to make the 2007 restricted Common Stock grants for the President and Chief Operating Officer comparable to his 2006 grants.  In its discretion, the Compensation Committee did not believe an award to the Chief Executive Officer that would make his 2007 restricted Common Stock grants comparable to his 2006 grants was necessary.  Second, for both the Chief Executive Officer and President, the committee wanted to make each person’s September 2007 grant identical and the ratio between each person’s performance share allocation and restricted Common Stock grants similar to the ratio that existed for the March 2007 grant.  To accomplish the first objective, the Compensation Committee approved a grant of 1,600 restricted Common Shares to the President and Chief Operating Officer.  This award increased the number of restricted Common Shares awarded to him during 2007 to 8,400 restricted Common Shares, which is comparable to the 8,333 restricted Common Shares he received in 2006.  To accomplish the second objective, the Compensation Committee:  (1) approved an allocation of 3,800 performance shares to the President and Chief Operating Officer because it resulted in approximately the same ratio of allocated performance shares to restricted Common Shares as existed for his March 2007 grants and (2) approved the same number of restricted Common Shares (1,600) and allocated performance shares (3,800) for the Chief Executive Officer as were awarded to the President and Chief Operating Officer.

(iv)    Retirement & Health Benefits

Our retirement benefits are provided under our Retirement Savings Plan (the “Savings Plan”).  The Savings Plan is a qualified deferred compensation plan or 401(k) plan.  We partially match employee contributions to the Savings Plan, including contributions made by our senior executive officers.  During 2007, the Company amended the Savings Plan to satisfy certain requirements under the Internal Revenue Code of 1986, as amended (the “IRS Code”), to qualify the Savings Plan as a “safe harbor” 401(k) plan.  As part of the amendments, the matching formula for the Company’s contributions was changed as shown in the chart below:

Pre-Amendment Matching Formula	Post-Amendment Matching Formula
The Company matched 50% of the first 6% of salary deferrals that the employee contributed to the Savings Plan.	The Company matched 100% of the first 3% and 50% of the next 2% of salary deferrals that the employee contributed to the Savings Plan.

As a result of the amendments, the Company’s matching contributions increased in 2007 from those in 2006 depending on the level of salary deferrals that a participating employee made under the Savings Plan.  The new matching formula applied to all Savings Plan participants, including the Named Executives. During 2007, for Named Executives who participated, we provided matching contributions under the Savings Plan of $9,000 per person. We do not have a traditional pension plan or supplemental retirement plan.  The health benefits that we provide senior executive officers are the same benefits generally available to all of our salaried employees and participation is optional.

(v)   Perquisites & Other Compensation

We provide our senior executive officers with a limited number of perquisites that we believe are reasonable, competitive, and consistent with our objective to have an executive compensation program that provides compensation arrangements that are comparable with those of our Peer Companies and that will attract and retain the best leaders for our company.  We believe that the perquisites we provide to our senior executive officers can be utilized for Company business as well as personal development and growth; however, none of the Named Executives received perquisites with an aggregate value of $10,000 or more during 2007, and therefore this form of compensation is not reported in the Summary Compensation Table.

(vi)  Change in Control Arrangements

(A)   Severance Benefits Agreements

All of the Named Executives have change in control arrangements in the form of a Severance Benefits Agreement.  Payments under our severance agreements are one-time lump sum payments and also include the continuation of health insurance benefits as well as the immediate vesting of all unvested and outstanding equity compensation held by the respective Named Executive.  As shown in Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” the amount of a Named Executive’s potential payment is based upon a formula that includes the value of our Common Stock price, the person’s annual bonus payment, and paid salary.

We believe that providing change in control agreements to our senior executive officers and structuring them in this manner serves one of the chief objectives of our executive compensation program by aligning the motivations and interests of senior management with those of our shareholders when change in control offers or transactions are considered in the period preceding a change in control.  If a Named Executive optimizes the investment return for our shareholders by performing in a manner that we believe will positively affect our Common Stock price and in turn benefit our shareholders then, in the event of a change in control, the total payment received by a Named Executive under the respective Severance Benefits Agreement will be similarly optimized.  Increases in Common Stock price or value that we believe would precede a change in control under the aforementioned circumstances should positively influence the value of outstanding equity awards that immediately vest under the arrangements as well as the amount of a Named Executive’s total payment under a Severance Benefits Agreement.  The Named Executive’s bonus compensation, which under the formula also affects the severance payment, may also increase to reflect superior company and individual performance that may contribute to increases in Common Stock price.  We believe that if the severance payment and benefits a Named Executive received under a Severance Benefits Agreement following a change in control were materially affected by the person’s employment status with our company following the change in control, then his or her motivations in evaluating a change in control transaction involving our company are less likely to be aligned with those of our shareholders.  As a consequence, we permit payments under the Severance Benefits Agreements to persons with such agreements who are still employed by our company following a change in control.

The existence and structure of our severance agreements also aids in our recruitment and retention of executive officers.  The tax related payments, health benefits, and severance multiplier are components of the agreements that we believe help us to achieve this objective because they allow us to award compensation comparable and competitive with our Peer Companies with whom we compete in recruiting executive talent.  Moreover, we believe that providing change in control benefits and protections to senior executive officers serves our retention and recruitment objective because the arrangements reassure executive officers that they will not lose the benefit of the Company’s future profits if a change in control occurs that they would have otherwise received in the short term had the change in control not occurred.

Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control” illustrates that the amount payable and benefits received under a Severance Benefits Agreements are influenced by other elements of compensation within our executive compensation program.  However, the Compensation Committee’s decisions pertaining to these elements are not affected or influenced by the impact that each element may have on a Named Executive’s severance payment under a Severance Benefits Agreement.  Moreover, all of the Severance Benefits Agreements of the Named Executives are structured identically with the only material difference between agreements being the size of the severance multiplier used in the formula that determines the severance payment.  The difference in the size of the severance multiplier as well as the size of the severance payment amongst Named Executives is consistent with the differences between the Named Executives found in the other elements of our executive compensation program.  The reasons for these differences in the context of the severance arrangements are the same as those previously stated in this Compensation Discussion and Analysis section for the differences in salary, bonus compensation, and equity awards between the Named Executives.  Potential severance payments and benefits for the Named Executives are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”

(B)   LTIP Change in Control Provisions

Under the LTIP, if a change in control occurs during the Performance Period, then the effective date of such an event shall be the last day of the Performance Period and the per share consideration that the shareholders receive as part of the change in control shall be the value used to compare the TSR of the Common Shares with the TSR for the common shares for the Comparison Companies. At the time of the change in control, the dividend requirement must also have been satisfied up to the effective date of the change in control.  Under the LTIP, a Named Executive’s LTIP payout following a change in control shall only be in the form of Common Shares (or such other consideration equivalent to the Common Shares that effectively results from the change in control).  Similar to the Severance Benefits Agreements, we believe that providing a change in control provision in the LTIP structured in this manner is consistent with our overall compensation objectives because it serves to motivate the Named Executives to focus their performance on the Company’s long-term goals and to align their interests with those of our shareholders.  Under the LTIP’s change in control provisions, as the per share consideration for the Common Shares increases, so does the potential TSR for the Common Shares and potential payout under the LTIP for the Named Executive.  A Named Executive participating in the LTIP is therefore motivated to consider and negotiate change in control transactions, which are covered by the LTIP’s change in control provision, which should result in a positive increase in the TSR for our shareholders.

It is possible for a Named Executive to receive a payout under the LTIP as well as under a Severance Benefits Agreement following a change in control as there are no provisions prohibiting this under either arrangement.  Under the LTIP, if the performance shares allocated to a Named Executive have not been forfeited, a Named Executive may receive a payout under the LTIP’s change in control provisions regardless of whether such person is still an employee of the Company at the time of or after the change in control.  The Compensation Committee has the sole authority under the LTIP to waive the forfeiture provisions that apply when a LTIP participant’s employment with the Company terminates.

Similar to payouts under the severance arrangements, LTIP change in control payouts are determined using the same formula for all Named Executives, but the potential payout amounts vary among the Named Executives.  The reasons for these differences are both practical and philosophical.  As described above, the Named Executives receive different performance share allocations based upon the appropriate compensation level for the respective position.  Depending on the TSR of the Common Shares as a result of a change in control, the Named Executive will receive a percentage of his performance share allocation in the form of Common Shares.  As shown in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” there would have been no change in control payout under the LTIP if a change in control had occurred at the end of 2007.

Unlike the severance arrangements, the LTIP’s formation and implementation did impact the decisions of the Compensation Committee as to other elements of compensation.  As discussed and explained earlier, after the LTIP’s implementation, the Compensation Committee did not grant stock options to the Named Executives during 2007.  This development could impact future calculations of severance payments under the Severance Benefits Agreements because the value of stock options are used in determining severance payments under those arrangements.  Potential change in control payouts for the Named Executives under the LTIP are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”

(vii)  Tax & Accounting Implications on Executive Compensation

Section 162(m) of the IRS Code imposes a $1,000,000 limit on a publicly traded company’s federal income tax deduction for non-performance based compensation paid during a tax year to persons who are covered by Section 162(m).  It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) with respect to the compensation paid to the Named Executives.  At this time, it is not anticipated that any such non-deductible compensation will be material in amount.  Moreover, so long as the Company continues to qualify as a REIT under the IRS Code, the payment of any non-deductible compensation should not have a materially adverse impact on the Company.  The Compensation Committee will continue to monitor the tax implications of executive compensation on the Company’s financial statements and will take appropriate action as warranted. In general, Section 409A of the IRS Code imposes taxes and interest thereon on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A.  At this time, we believe that the plan-based compensation of the Named Executives, including the potential compensation payable under the Severance Benefits Agreements, is either within an exception or exemption from the applicability of Section 409A.  The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

The aggregate cost to us and fair value of our performance share allocations, stock option grants, and restricted Common Stock awards are reported in the tables that follow and based upon the application of Financial Accounting Standards Board Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”).  FAS 123R requires us to measure the cost of an employee’s services rendered to our company in exchange for an equity award.  This 2007 cost or expense for each Named Executive is listed in columns (d) and (e) of the Summary Compensation Table and represents the portion of awards the Named Executive received during 2007 and in previous years for which we recognized a compensation expense during 2007 for financial statement reporting purposes.  This is the primary reason that we report stock option expense for fiscal year 2007 despite the fact that no stock options were awarded to the Named Executives during 2007.

The amount listed in column (d) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of the restricted Common Stock awards received by those persons during 2007, 2006, and 2005 as well as the Named Executive’s 2007 performance share allocation(s).  The amount listed in column (e) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of option awards received by those persons during 2006 and 2005 and, for certain Named Executives, additional option awards received during 2004.  Generally, the compensation cost of our performance share allocations, stock option grants, and restricted Common Stock awards account for approximately 20% – 44% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.  We have disclosed the grant date fair value under FAS 123R of restricted Common Stock and performance share allocations that the Named Executives received in 2007 in the column titled “Grant Date Fair Value of Stock and Option Awards” located in the table entitled “Grants of Plan Based Awards for 2007.”

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Summary Compensation Table & Other Supporting Tables

The following tables set forth certain information with respect to the cash and other compensation paid or accrued by the Company for its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal years ended December 31, 2007 and 2006 (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock awards(1), (2) ($)	Option awards(3) ($)	Non-equity incentive plan compensation ($)	All other compensation(5) ($)	Total(7) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael P. Glimcher Chairman of the Board of Trustees and Chief Executive Officer	2007 2006	$542,660 $497,280	$621,670 $285,833	$63,173 $96,924	$299,822(4) $132,800	$9,000(6) $33,100	$1,536,325 $1,045,937
Mark E. Yale Executive Vice President, Chief Financial Officer, and Treasurer	2007 2006	$299,033 $267,200	$182,585 $70,682	$20,354 $20,413	$97,186(4) $36,900	$9,000(6) $6,300	$608,158 $401,495
Marshall A. Loeb President and Chief Operating Officer	2007 2006	$394,459 $359,692	$246,375 $97,718	$16,496 $13,637	$126,511(4) $52,900	$9,000(6) $6,300	$792,841 $530,247
George A. Schmidt Executive Vice President and Chief Investment Officer	2007 2006	$334,192 $305,360	$210,371 $98,468	$23,108 $36,397	$96,083(4) $39,400	$0 $0	$663,754 $479,625
Thomas J. Drought, Jr. Senior Vice President, Director of Leasing	2007 2006	$315,780 $284,641	$78,174 $11,599	$12,321 $18,183	$62,052(4) $26,000	$9,000(6) $6,300	$447,327 $346,723

(1)
The value represented for each Named Executive is the aggregate compensation expense for financial statement reporting purposes as computed in accordance with FAS 123R for such person’s restricted Common Stock awards and performance share allocations recognized by our company during 2007, which include restricted Common Stock awards granted prior to 2007.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2007 in Item 15 entitled Exhibits and Financial Statement Schedules in note 15 of the notes to consolidated financial statements.

(2)
The FAS 123R expense for financial statement reporting purposes for each Named Executive’s respective restricted Common Stock awards and performance share allocations in 2007 is as follows: (i) Mr. Michael P. Glimcher – $403,122 (rest. stock) and $218,548 (perform. shares), (ii) Mr. Mark E. Yale – $110,188 (rest. stock) and $72,397 (perform. shares), (iii) Mr. Marshall A. Loeb – $145,541 (rest. stock) and $100,834 (perform. shares), (iv) Mr. George A. Schmidt – $137,974 (rest. stock) and $72,397 (perform. shares), and (v) Mr. Thomas J. Drought, Jr. – $32,857 (rest. stock) and $45,317 (perform. shares).

(3)
The value represented for each Named Executive is the aggregate compensation expense for financial statement reporting purposes as computed in accordance with FAS 123R for such person’s stock option awards recognized by our company during 2007, which include awards granted prior to 2007.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2007 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(4)	The amounts represent cash awards granted to the respective Named Executive pursuant to the terms of our 2007 Executive Bonus Plan.

(5)
The total value of all perquisites and other personal benefits received by the respective Named Executive during the fiscal year ended December 31, 2007 was less than $10,000 and therefore, are not included in this table.

(6)	The amount listed represents a matching contribution of $9,000 made or credited by the Company for fiscal year 2007 under the Savings Plan.

(7)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts listed in columns (c) through (g).

The Summary Compensation Table above reflects for each Named Executive the payments and awards for 2007 and 2006 of the primary elements of executive compensation that we discussed in the preceding Compensation Discussion and Analysis section.  With respect to the data listed for fiscal year 2007, salary constitutes the largest cash component of each Named Executive’s total compensation. The data listed in column (d) for 2007 represents the aggregate compensation expense that we incurred in 2007 for each Named Executive’s restricted Common Stock award(s) and performance share allocation(s). As explained in the Compensation Discussion and Analysis section, performance share allocations were awarded for the first time in 2007.  The portion of the expense reported for 2007 in column (d) with respect to the performance shares only pertains to the allocations in 2007; however, the portion of the reported expense for restricted Common Stock awards represents the aggregate value of a pro rata portion of the total restricted Common Stock award received by the Named Executive during 2005, 2006, and 2007 multiplied by the intrinsic value assigned that portion of the respective award under FAS 123R.  These intrinsic values ranged from $22.56 to $27.28 per Common Share.  With respect to the option awards, the dollar amounts listed for each Named Executive represent the straight line pro-rated compensation expense for each of the option awards received by the respective Named Executive during 2004, 2005, and 2006 that the Company incurred during 2007 as determined under FAS 123R (using the Black-Scholes option pricing model).  These expense values ranged from $0.44 to $1.43 per option.

As discussed in the Compensation Discussion and Analysis section, none of the Named Executives, or any other person allocated performance shares under the current terms of the LTIP, can convert their performance share allocation(s) into Common Shares because the Company can no longer satisfy the LTIP’s dividend criterion.  As a result of this development, during the first fiscal quarter of 2008, the Company reversed the compensation expense incurred by the allocation of the performance shares during 2007 (which expense is included in column (d) of the Summary Compensation Table).  As a result of this reversal, the amount of this expense will reduce the amount reported in the Stock Awards column of the Summary Compensation Table in the Company’s 2009 Proxy Statement for any Named Executive that is listed in the 2009 Proxy Statement.

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GRANTS OF PLAN-BASED AWARDS
FOR 2007

The following table sets forth certain information concerning grants of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2007.  None of the Named Executives have transferred any of the awards that they received during the fiscal year ended December 31, 2007.

Name	Grant Date(1)	Subsequent Grant Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Michael P. Glimcher	3/8/2007 3/8/2007 9/6/2007 9/6/2007	5/11/2007	$103,784	$461,261	$657,298	18,850 1,900	41,470 4,180	75,400 7,600	15,700 1,600	Rest. Stock: $428,296 Perf. Shares: $708,383 Rest. Stock: $36,096 Perf. Shares: $71,402
Mark E. Yale	3/8/2007 3/8/2007	5/11/2007	$33,641	$149,517	$213,062	6,550	14,410	26,200	5,500	Rest. Stock: $150,040 Perf. Shares: $246,149
Marshall A. Loeb	3/8/2007 3/8/2007 9/6/2007 9/6/2007	5/11/2007	$44,377	$197,230	$281,053	8,200 1,900	18,040 4,180	32,800 7,600	6,800 1,600	Rest. Stock: $185,504 Perf. Shares: $308,156 Rest. Stock: $36,096 Perf. Shares: $71,402
George A. Schmidt	3/8/2007 3/8/2007	5/11/2007	$37,597	$167,096	$238,112	6,550	14,410	26,200	5,500	Rest. Stock: $150,040 Perf. Shares: $246,149
Thomas J. Drought, Jr.	3/8/2007 3/8/2007	5/11/2007	$21,315	$94,734	$134,996	4,100	9,020	16,400	3,400	Rest. Stock: $92,752 Perf. Shares: $154,078

(1)	Date on which the Company’s Executive Compensation Committee and Board of Trustees approved the equity awards reported.

(2)
Date on which the Company’s shareholders approved the inclusion of a dividend payment performance measure in the 2004 Plan with respect to the allocation of the performance shares.  All of the performance shares allocated to the listed Named Executives during fiscal year 2007 contained the shareholder approved dividend performance measure. The Company’s Executive Compensation Committee and Board of Trustees approved the initial allocation of performance shares to each of the listed Named Executives on March 8, 2007, subject to aforementioned shareholder approval.

(3)
Amounts represent possible cash payouts to the respective Named Executive pursuant to the terms of our 2007 Executive Bonus Plan (amounts are rounded to the nearest dollar).  The range of payments listed in columns (d) through (f) for each of the Named Executives represents the estimated possible bonus payment amounts under the 2007 Executive Bonus Plan that a respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Executive Compensation Committee in authorizing such payments:

Threshold:
The FFO Component of an individual’s bonus payment is not awarded because the Company’s FFO performance is below the Minimum level under the 2007 Executive Bonus Plan. The individual receives an achievement percentage for overall performance on his individual objectives of 75% and receives 75% of his Individual Objectives Target Amount.

Target:
The FFO Component of an individual’s bonus payment is awarded at 100% of his FFO Target Amount.  The individual receives an achievement percentage for overall performance on his individual objectives of 100% and receives 100% of his Individual Objectives Target Amount.

Maximum:
The FFO Component of an individual’s bonus payment is awarded at 150% of his FFO Target Amount.  The individual receives an achievement percentage for overall performance on his individual objectives of 125% and receives 125% of his Individual Objectives Target Amount.

Actual payouts under the 2007 Executive Bonus Plan are reported in column (f) of the Summary Compensation Table.

(4)
For each Named Executive and as of December 31, 2007, the listed amounts are the Common Shares that the respective Named Executive would qualify to receive based upon the performance shares allocated to such person as well as the Company achieving a certain TSR under the LTIP and satisfying the dividend criterion. Under the LTIP, TSR performance at the Threshold level qualifies a Named Executive to receive an award of Common Shares equal to 50% of his total performance share allocation, TSR performance at the Target level qualifies a Named Executive to receive an award of Common Shares equal to 110% of his total performance share allocation, and TSR performance at the Maximum level qualifies a Named Executive to receive an award of Common Shares equal to 200% of his total performance share allocation.  At December 31, 2007, Mr. Michael P. Glimcher had an allocation of 41,500  performance shares (aggregate amount from the May 2007 allocation of 37,700 performance shares and September 2007 allocation of 3,800 performance shares), Mr. Marshall A. Loeb had an allocation of 20,200 performance shares (aggregate amount from the May 2007 allocation of 16,400 performance shares and September 2007 allocation of 3,800 performance shares), Messrs. George A. Schmidt and Mark E. Yale each had an allocation of 13,100 performance shares apiece, and Mr. Thomas J. Drought, Jr. had an allocation of 8,200 performance shares.  However, as explained in the Compensation Discussion and Analysis section, on January 22, 2008, the Company reduced the amount of its quarterly dividend and therefore, none of the Named Executives under the current terms of the LTIP can convert their performance share allocation(s) into Common Shares because the Company can no longer satisfy the LTIP’s dividend criterion.

(5)	Amounts represent restricted Common Stock grants from the 2004 Plan to the listed Named Executive.

(6)
The value represented is the grant date fair value of the restricted Common Stock awarded and performance shares allocated to the respective Named Executive computed in accordance with FAS 123R. The value of dividends paid on restricted Common Stock held by each Named Executive is factored into the grant date fair value for each Named Executive’s restricted Common Stock award.

The disclosures contained in the two preceding tables represent both cash and equity compensation.  Each Named Executive’s cash compensation is comprised of annual salary and an annual bonus payment from our 2007 Executive Bonus Plan.  Generally, a Named Executive’s aggregate salary and bonus amounts account for approximately 55% – 84% of the individual’s total compensation.  Restricted Common Stock awards were made from our 2004 Plan.  Performance share allocations were made pursuant to the terms and conditions of the LTIP.  Any Common Shares issued upon satisfaction of the performance criteria under the LTIP would have been issued from the 2004 Plan.  The 2004 Plan is our equity compensation plan.  All of the Named Executives receive regular dividends on their restricted Common Stock holdings during 2007 at the same dividend rate as all other common shareholders.  No dividends or other earnings are paid on a Named Executive’s performance share allocations.

The restricted Common Stock have service-based conditions related to their vesting in that the restrictions on the Common Shares lapse over a predetermined period of time provided the Named Executive remains employed by our company.  The restrictions on the Common Stock awards received by each of the Named Executives during 2007 lapse in three (3) equal annual installments over a period of five (5) years beginning on the third anniversary of the grant date.  Additionally, the restricted Common Stock and the allocated performance shares each have forfeiture provisions that are triggered if the Named Executive is no longer employed with our company unless the Executive Compensation Committee waives the forfeiture provisions for such securities.

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OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2007

The following table sets forth certain information concerning unexercised options to purchase Common Shares, unvested restricted Common Stock, and allocated (unearned) performance shares for each Named Executive that are outstanding or unearned as of December 31, 2007.  None of the Named Executives have transferred any of the awards that are reported in the table below.

	Option Awards				Stock Awards
Name	Number of	Number of	Option	Option	Number of	Market Value of	Equity Incentive	Equity Incentive
	Securities	Securities	Exercise	Expiration	Shares	Shares or Units	Plan Awards:	Plan Awards:
	Underlying	Underlying	Price	Date	or Units of	of Stock That	Number of	Market or Payout
	Unexercised	Unexercised	($)		Stock	Have Not Vested	Unearned Shares,	Value of Unearned
	Options	Options			That Have Not	($)(1)	Units or Other	Shares, Units or
	(#)	(#)			Vested		Rights That Have	Other Rights That
	Exercisable	Unexercisable			(#)		Not Vested	Have Not Vested
							(#)	($)(2)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Michael P. Glimcher				50,633(4)	$723,546

Stock Option &
Perf. Shr. Awards
05/29/98 Award	30,000	0	$20.50	05/28/08			N/A	N/A
03/05/02 Award	25,000	0	$17.61	03/04/12			N/A	N/A
03/11/03 Award	75,000	0	$18.93	03/10/13			N/A	N/A
03/12/04 Award	97,985	0	$26.69	03/11/14			N/A	N/A
05/10/04 Award	27,015	0	$19.56	05/09/14			N/A	N/A
03/09/05 Award	50,000	25,000(4)	$25.67	03/08/15			N/A	N/A
03/31/05 Award	N/A	N/A	N/A	N/A			N/A	N/A
05/05/06 Award	25,000	50,000(4)	$25.22	05/04/16			N/A	N/A
03/08/07 Award(3)	N/A	N/A	N/A	N/A			18,850(4), (9)	$269,367
09/06/07 Award	N/A	N/A	N/A	N/A			1,900(4), (9)	$27,151

Mark E. Yale					15,500(5)	$221,495

Stock Option &
Perf. Shr. Awards
09/08/04 Award	20,000	0	$25.61	09/07/14			N/A	N/A
03/09/05 Award	10,000	5,000(5)	$25.67	03/08/15			N/A	N/A
05/06/05 Award	N/A	N/A	N/A	N/A			N/A	N/A
05/05/06 Award	8,334	16,666(5)	$25.22	05/04/16			N/A	N/A
03/08/07 Award(3)	N/A	N/A	N/A	N/A			6,550(5), (9)	$93,600

Marshall A. Loeb					19,511(6)	$278,812

Stock Option &
Perf. Shr. Awards
05/16/05 Award	16,667	8,333(6)	$24.74	05/15/15			N/A	N/A
05/05/06 Award	8,334	16,666(6)	$25.22	05/04/16			N/A	N/A
03/08/07 Award(3)	N/A	N/A	N/A	N/A			8,200(6), (9)	$117,178
09/06/07 Award	N/A	N/A	N/A	N/A			1,900(6), (9)	$27,151

(1)
Listed amounts represent the aggregate market value of the unvested restricted Common Shares held by the respective Named Executive listed in column (f) as computed by multiplying the Common Shares’ closing market price of $14.29 as listed on the NYSE as of December 31, 2007 by the number of unvested restricted Common Shares listed in the adjacent column (amounts are stated to the nearest dollar).

(2)
Listed amounts represent the aggregate market value of the Common Shares held by the respective Named Executive following issuance under the terms of the LTIP as described in footnote 9 and as computed by multiplying the Common Shares’ closing market price of $14.29 as listed on the NYSE as of December 31, 2007 by the number of Common Shares listed in the adjacent column for the particular award.

(3)
The Executive Compensation Committee approved the listed award on March 8, 2007 and the Company’s shareholders approved the dividend component of the performance share allocation on May 11, 2007 at the 2007 Annual Meeting of Shareholders.

(4)
The vesting dates for Mr. Glimcher’s 50,633 unvested restricted Common Stock Awards are as follows: (i) 8,333 shares vest on March 31, 2008, (ii) 25,000 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (iii) 15,700 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, and (iv) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012.  With respect to Mr. Glimcher’s unexercisable stock options and unearned performance shares, the vesting dates are as follows: (i) for the March 9, 2005 Award – March 9, 2008, (ii)  for the May 5, 2006 Award – May 5, 2008 and May 5, 2009, and (iii) for the March 8, 2007 and September 6, 2007 Awards (performance shares) – December 31, 2009.

OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2007 (cont’d)

	Option Awards				Stock Awards
Name	Number of	Number of	Option	Option	Number of	Market Value of	Equity	Equity
	Securities	Securities	Exercise	Expiration	Shares	Shares or Units	Incentive Plan	Incentive Plan
	Underlying	Underlying	Price	Date	or Units of	of Stock That	Awards: Number	Awards:
	Unexercised	Unexercised	($)		Stock	Have Not Vested	of Unearned	Market or
	Options	Options			That Have Not	($)(1)	Shares, Units	Payout Value of
	(#)	(#)			Vested		or Other	Unearned
	Exercisable	Unexercisable			(#)		Rights That	Shares, Units
							Have Not	or Other Rights
							Vested (#)	That Have Not
								Vested
								($)(2)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
George A. Schmidt					16,611(7)	$237,371

Stock Option &
Perf. Shr. Awards
05/29/98 Award	20,000	0	$20.50	05/28/08			N/A	N/A
03/07/01 Award	23,647	0	$14.75	03/06/11			N/A	N/A
03/05/02 Award	30,000	0	$17.61	03/04/12			N/A	N/A
03/11/03 Award	50,000	0	$18.93	03/10/13			N/A	N/A
03/12/04 Award	39,194	0	$26.69	03/11/14			N/A	N/A
05/10/04 Award	10,806	0	$19.56	05/09/14			N/A	N/A
03/09/05 Award	16,667	8,333(7)	$25.67	03/08/15			N/A	N/A
05/06/05 Award	N/A	N/A	N/A	N/A			N/A	N/A
05/05/06 Award	8,334	16,666(7)	$25.22	05/04/16			N/A	N/A
03/08/07 Award(3)	N/A	N/A	N/A	N/A			6,550(7), (9)	$93,600

Thomas J.					6,733(8)	$96,215
Drought, Jr.

Stock Option &
Perf. Shr. Awards
03/11/03 Award	13,333	0	$18.93	03/10/13			N/A	N/A
03/12/04 Award	15,678	0	$26.69	03/11/14			N/A	N/A
05/10/04 Award	4,322	0	$19.56	05/09/14			N/A	N/A
03/09/05 Award	13,333	6,667(8)	$25.67	03/08/15			N/A	N.A
05/05/06 Award	3,333	6,667(8)	$25.22	05/04/16			N/A	N/A
03/08/07 Award(3)	N/A	N/A	N/A	N/A			4,100(8), (9)	$58,589

(5)
The vesting dates for Mr. Yale’s 15,550 unvested restricted Common Stock Awards are as follows: (i) 1,667 shares vest on May 6, 2008, (ii) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, and (iii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012.  With respect to Mr. Yale’s unexercisable stock options and unearned performance shares, the vesting dates are as follows: (i) for the March 9, 2005 Award – March 9, 2008, (ii)  for the May 5, 2006 Award – May 5, 2008 and May 5, 2009, and (iii) for the March 8, 2007 Award (performance shares) – December 31, 2009.

(6)
The vesting dates for Mr. Loeb’s 19,511 unvested restricted Common Stock Awards are as follows: (i) 2,778 shares vest on May 16, 2008, (ii) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, (iii) 6,800 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iv) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012.  With respect to Mr. Loeb’s unexercisable stock options and unearned performance shares, the vesting dates are as follows: (i) for the May 16, 2005 Award – May 16, 2008, (ii) for the May 5, 2006 Award – May 5, 2008 and May 5, 2009, and (iii) for the March 8, 2007 and September 6, 2007 Awards (performance shares) – December 31, 2009.

(7)
The vesting dates for Mr. Schmidt’s 16,611 unvested restricted Common Stock Awards are as follows: (i) 2,778 shares vest on May 6, 2008, (ii) 8,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011, and (iii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012.  With respect to Mr. Schmidt’s unexercisable stock options and unearned performance shares, the vesting dates are as follows: (i) for the March 9, 2005 Award – March 9, 2008, (ii) for the May 5, 2006 Award – May 5, 2008 and May 5, 2009, and (iii) for the March 8, 2007 Award (performance shares) – December 31, 2009.

(8)
The vesting dates for Mr. Drought’s 6,733 unvested restricted Common Stock Awards are as follows: (i) 3,333 shares vest in thirds on May 5, 2009, May 5, 2010, and May 5, 2011 and (ii) 3,400 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012.  With respect to Mr. Drought’s unexercisable stock options and unearned performance shares, the vesting dates are as follows: (i) for the March 9, 2005 Award – March 9, 2008, (ii) for the May 5, 2006 Award – May 5, 2008 and May 5, 2009, and (iii) for the March 8, 2007 Award (performance shares) – December 31, 2009.

FOOTNOTES CONTINUE ON NEXT PAGE

(9)
For each Named Executive, the stated amount is 50% of such person’s performance share allocation for the respective grant and represents the number of Common Shares issued under the LTIP to the respective Named Executive following the achievement by the Company of a TSR for its Common Shares ranging from the 40th to 49th percentile (Threshold Performance) as well as the satisfaction of the LTIP’s dividend criterion.  However, as explained in the Compensation Discussion and Analysis section, on January 22, 2008, the Company reduced the amount of its quarterly dividend and therefore, none of the Named Executives under the current terms of the LITP can qualify to convert their performance share allocation(s) into Common Shares because the Company can no longer satisfy the dividend criterion.

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OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR 2007

The following table sets forth certain information concerning each exercise of options to purchase Common Stock and the vesting of restricted Common Stock held by each of the Named Executives during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Michael P. Glimcher	0	$0	8,334	$225,185(2)
Mark E. Yale	0	$0	1,667	$45,492(2)
Marshall A. Loeb	0	$0	2,778	$74,950(2)
George A. Schmidt	11,000	$74,800(1)	2,778	$75,812(2)
Thomas J. Drought, Jr.	1,534	$23,056(1)	0	0

(1)
Represents the aggregate dollar value realized by the respective Named Executive upon exercise of the listed options as determined by taking the difference between the market price of the Common Shares underlying the listed options (computed using the closing market price of the Common Shares as listed on the NYSE on the respective exercise date) and the exercise price of the respective options.

(2)
Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the listed Common Shares as determined by multiplying the number of Common Shares listed in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).

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Potential Payments to Named Executives Upon Termination or Change in Control

Severance Benefits Agreements

The Company and Glimcher Properties Limited Partnership (“GPLP”) have entered into Severance Benefits Agreements with each of the Named Executives (the “Severance Agreements”).  For purposes of the discussion in this section only, the Company, GPLP, their affiliates and subsidiaries (including entities in which the Company or GPLP own a majority of any non-voting stock) shall be referred to collectively as the “Corporation.”  Under the Severance Agreements, GPLP is required to make certain lump sum severance payments and the Corporation is to provide certain health benefits in the event of a change in control of the Company (a “Change in Control”).  The Severance Agreements do not cover and are not applicable to the following situations that may occur prior to a Change in Control:

•	the termination of the respective Named Executive’s employment (with or without cause);
•	the constructive termination of the respective Named Executive’s employment;
•	the resignation of the respective Named Executive; or
•	a change in the job responsibilities of the respective Named Executive.

All Severance Agreements for the Named Executives terminate upon the earlier of (i) the date on which GPLP and the Company have satisfied their obligations under the respective Severance Agreement or (ii) the date on which the Named Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause; provided, however, that a Change in Control did not occur prior to the termination of the Named Executive’s employment.

Definition of a “Change in Control” under the Severance Agreements

Under the Severance Agreements, a Change in Control occurs if any of the three circumstances described in (i), (ii), or (iii) listed below occur:

(i)	there is a change in control in the Company that must be publicly disclosed by the Company in a proxy statement under the rules of the Exchange Act and the Named Executive is not:

(A)	the other party in the change in control transaction;

(B)	an executive officer, trustee, director or more than 5% stockholder of a company that is the other party in the change in control transaction; or

(C)	an executive officer, trustee, director or more than 5% stockholder of a company that controls another company that is the other party in the change in control transaction; or

(ii)
the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”); provided, however, that a Transaction shall not be deemed to result in a Change in Control if:

(A)	immediately prior to the Transaction, the circumstances described in (i)(A) or (i)(B) above exist; or

(B)
(1) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction; and (2) the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Transaction, constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

(iii)	the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an “Other Transaction”) and:

(A)
the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction; or

(B)
the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Other Surviving Corporation;provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

Conditions for Payment and the Receipt of Benefits Under the Severance Agreements

Upon the occurrence of a Change in Control, and if certain conditions are satisfied, the Named Executive is eligible to receive a lump sum severance payment as quantified in Table A below and, for a period of eighteen (18) months following a Change in Control, the Corporation shall maintain in full force and effect all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control.  Additionally, the Named Executive would be entitled to receive from GPLP reimbursements for any excise taxes on any payments received under the Severance Agreement, as well as any income taxes due on account of the reimbursement and any legal fees incurred during any dispute over the Severance Agreement in which a judgment was rendered in favor of the Named Executive.  The conditions that determine if a Named Executive is eligible to receive the aforementioned payments and benefits are as follows:

(i)	the Named Executive must be an employee of the Corporation immediately prior to a Change in Control;

(ii)
with respect to the provision of the health benefits described above, the general terms and provisions of the respective insurance benefit plan or program must permit the continued participation of the Named Executive following a Change in Control; and

(iii)
with respect to the provision of the health benefits described above, if the Named Executive becomes employed by any third party during the eighteen (18) month period following the Change in Control, then after the commencement date of such employment, the Named Executive shall no longer be entitled to any accident, medical, and dental insurance provided under the respective Severance Agreement.

The Severance Agreements provide that in the event that a Named Executive is not permitted to participate in any insurance benefit plan or program covered under the Severance Agreement, then the Company and GPLP shall provide or arrange for the Named Executive to receive any life, accident, medical, and dental insurance benefits substantially similar to those which the Named Executive was entitled to receive under the insurance benefit plan or program covered under the Severance Agreement.  Furthermore, at the end of the eighteen (18) month coverage period, the Named Executive has the option to have any assignable insurance policy relating to the respective Named Executive that is owned by the Company assigned to the respective Named Executive at no cost and with no apportionment of prepaid insurance premiums, provided the terms of the policy permit the assignment and the Named Executive has not been employed by a third party.

The Severance Agreements do not require the Named Executives to seek employment following a Change in Control in order to mitigate or lessen the amount of any payment that the Corporation must make following a Change in Control.  Conversely, if the Named Executive continues to be employed by the Corporation following a Change in Control and the respective Severance Agreement for the Named Executive is in force, then the Named Executive would be eligible to receive payments or benefits under the respective Severance Agreement. Lastly, the Severance Agreements do not require that payments made or benefits provided to a Named Executive following a Change in Control be reduced by any compensation earned by the respective Named Executive from employment obtained following such Change in Control or by benefits received after the date of termination, except as required by the respective Severance Agreement.

Determining the Amount of Payments and Health Benefits Received Under the Severance Agreements

Upon the occurrence of a Change in Control and if the conditions described above are satisfied, then the Named Executive shall be entitled to the following:

(i)
any repurchase and forfeiture restrictions on all restricted Common Shares held by the Named Executive shall lapse and options to purchase Common Shares granted to the Named Executive shall vest on the day immediately prior to the date of a Change in Control;

(ii)
a lump sum severance payment from GPLP in the amount of two (2) to three (3) times (depending on the Named Executive) the sum of:  (A) all base salary and bonuses paid or payable to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred, (B) the grant date fair market value of all restricted Common Shares awarded to the Named Executive in the year preceding the calendar year in which the Change in Control occurred (such value is determined by the per Common Share closing market price as reported on the NYSE on the grant date for the respective restricted Common Shares), and (C) the fair market value of any property or rights given or awarded to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred or such partial first year of employment, as applicable;

(iii)
the continued benefit from the Corporation of all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen (18) months following the Change in Control;

(iv)
payment from GPLP equal to all taxes payable by the Named Executive under Section 4999 of the IRS Code for payments received by the Named Executive under the Severance Agreement that are considered “excess parachute payments” as that term is defined by Section 280G(b)(i) of the IRS Code;

(v)	a payment from GPLP equal to all federal, state, and local income taxes on the payments described above in (iv) that the Named Executive may be responsible for; and

(vi)
the payment or reimbursement from GPLP of all legal fees and related expenses paid by the Named Executive as a result of:  (A) the Named Executive seeking to obtain or enforce any right or benefit provided by the respective Severance Agreement or (B) any action taken by the Corporation against the Named Executive in enforcing the rights of the Corporation under the respective Severance Agreement, provided, in each case, that a final judgment has been rendered in favor of the Named Executive and all legal appeals have been exhausted.

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Table A below illustrates for each Named Executive the various amounts used to determine what each person’s estimated severance payment would be as well as the estimated value of certain health benefits and tax payments that GPLP and the Corporation would provide to each of the Named Executives under the Severance Agreements if a Change in Control occurred on December 31, 2007 when the closing market price of the Company’s Common Stock was $14.29 per share. Below in Table B for each of the Named Executives is the aggregate number and value of stock options and restricted Common Stock that would vest under the Severance Agreements if a Change in Control occurred on December 31, 2007.

TABLE A — DETERMINATION OF ESTIMATED SEVERANCE PAYMENTS, TAX PAYMENTS, & BENEFITS TO THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS(1), (2)

Name	Michael P. Glimcher	Mark E. Yale	Marshall A. Loeb	George A. Schmidt	Thomas J. Drought, Jr.
Salary(3)	$497,280	$267,200	$359,692	$305,360	$284,641
Bonus(3)	$132,800	$36,900	$52,900	$39,400	$26,000
Fair Market Value of Restricted Common Stock Grants(4)	$652,500	$217,491	$217,491	$217,491	$86,991
Fair Market Value of Stock Option Grants(5)	$76,500	$25,500	$25,500	$25,500	$10,200
Fair Market Value of Other Property Received (6)	$14,786	$14,786	$14,786	$8,486	$14,786
Subtotal	$1,373,866	$561,877	$670,369	$596,237	$422,618
Severance Multiplier	3x	3x	3x	3x	2x
Estimated Severance Payment (product of Subtotal multiplied by Severance Multiplier)	$4,121,598	$1,685,631	$2,011,107	$1,788,711	$845,236
Estimated Tax Related Payments	$1,980,649	$817,743	$934,410	$843,332	N/A(7)
Estimated Value of Health Benefits(8)	$23,412	$23,746	$23,412	$23,412	$23,412
Total Estimated Value of Severance-Related Payments Made & Benefits Provided	$6,125,659	$2,527,120	$2,968,929	$2,655,455	$868,648

(1)
The estimated severance payments, tax-related payments, and values for health benefits are provided under the following assumptions: (i) the Change in Control is uncontested and not the subject of a dispute, (ii) the status of the Named Executive’s employment with the Company prior to or following the Change in Control is not disputed, (iii) there is no dispute as to the operation, applicability, interpretation, or validity of any aspect of the subject Severance Agreements, (iv) the amounts provided represent our costs as of December 31, 2007 to provide the respective health benefits to the listed Named Executives, and (v) there is no dispute as to our methodology used to determine the payment amount or value of the respective payment or benefit. Variances in these assumptions could cause the amounts listed for one or more of the Named Executives in the “Estimated Severance Payment,” “Estimated Tax Related Payments,” “Estimated Value of Health Benefits,” or “Total Estimated Value of Severance-Related Payments Made & Benefits Provided” rows to change.

(2)	The total value of all perquisites and other personal benefits received by the respective Named Executive as part of the payments under the respective Severance Agreement is less than $10,000.

(3)	Represents amounts received during fiscal year 2006.

FOOTNOTES CONTINUE ON NEXT PAGE

(4)
Listed value is the aggregate fair market value of the restricted Common Shares awarded to the Named Executive during 2006 (such value is determined, pursuant to the terms of the respective Severance Agreement, by multiplying the aggregate number of restricted Common Shares awarded to the respective Named Executive by the per Common Share closing price of $26.10 as reported on the NYSE for the grant date of May 5, 2006).

(5)
Includes the value of stock options awarded to the Named Executive during 2006 (such value is determined by multiplying the aggregate number of stock options awarded to the respective Named Executive during 2006 by the grant date fair value of a stock option as determined under FAS 123R).

(6)
For the respective Named Executive, the amount represents $6,300 in matching contributions made or credited by the Company for fiscal year 2006 under the Savings Plan and the cost of health care benefits provided by the Company during fiscal year 2006.  For Mr. Schmidt, the stated amount is only the cost of health care benefits provided by the Company during fiscal year 2006 as he received no matching contributions from the Company during 2006 under the Savings Plan.

(7)
Mr. Drought’s estimated severance payment does not qualify as an excess parachute payment under Section 280G(b)(i) of the IRS Code, and, therefore, his estimated severance payment would not be subject to tax under Section 4999 of the IRS Code.

(8)
Represents estimated premium costs to the Corporation to continue all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen (18) months following the Change in Control.  The assumptions used to quantify the estimated value of the health care benefits provided are those used for financial reporting purposes under GAAP.

TABLE B —AMOUNT & VALUE OF VESTING STOCK OPTIONS & RESTRICTED COMMON STOCK FOR THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS

Name	Amount of Stock Options Vesting Upon a Change in Control(1)	Value of In-the- Money Options(2)	Amount of Restricted Common Stock Vesting Upon a Change in Control(3)	Value Realized on Vesting of Restricted Common Stock(4)
Michael P. Glimcher	75,000	(5)	50,633	$723,546
Mark E. Yale	21,666	(5)	15,500	$221,495
Marshall A. Loeb	24,999	(5)	19,511	$278,812
George A. Schmidt	24,999	(5)	16,611	$237,371
Thomas J. Drought, Jr.	13,334	(5)	6,733	$96,215

(1)	Amount of stock options listed is the total amount of unvested stock options that the listed Named Executive held as of December 31, 2007.

(2)
Stock options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the stock option.  The values, if any, listed represent the difference between the fair market value of the Common Shares underlying the stock options (computed using the closing market price of $14.29 for the Common Shares as listed on the NYSE as of December 31, 2007) and the exercise price of the stock options (the exercise price of the outstanding stock options for each of the listed Named Executives at December 31, 2007 is reported in this Proxy Statement in column (d) of the table entitled “Outstanding Equity Awards at Fiscal Year-End 2007”).

(3)	Amount of restricted Common Stock listed is the total amount of unvested restricted Common Shares that the listed Named Executive held as of December 31, 2007.

(4)
The values listed were determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the fair market value of the Common Shares (computed using the closing market price of $14.29 for the Common Shares as listed on the NYSE as of December 31, 2007).

(5)	The vesting stock options held by the listed Named Executive are not in-the-money.

2007 Long Term Incentive Plan For Senior Executives – Change in Control Provisions

As we discussed in the Compensation Discussion & Analysis section of this Proxy Statement, certain of our senior executives, including all of the Named Executives, participate in the LTIP under which participants can qualify to receive Common Shares if we achieve certain results in our TSR on our Common Shares during the Performance Period and timely pay our quarterly dividends on such shares at certain rates during the Performance Period.  Under the LTIP award agreements, if a Change in Control occurs during the Performance Period then the Performance Period shall conclude on the effective date of the Change in Control and measurement of the TSR of the Common Shares shall be based upon the value of the per share consideration provided for the Common Shares in connection with the Change in Control transaction compared to the TSR of the common shares of the Comparison Companies as of the date of the change in control.  Under the LTIP award agreements, the term “Change in Control” has the same meaning that such term has under the Severance Agreements.  Solely for purposes of this disclosure, the assumed effective date of the Change in Control is December 31, 2007 and the per share consideration on which the TSR of the Common Shares is determined shall be $14.29 per share, which was the closing market price of the Common Shares on the NYSE at December 31, 2007.   For purposes of this section, the Performance Period shall be January 1, 2007 to December 31, 2007.  The TSR of the Common Shares shall be calculated as the percentage equal to the price appreciation of one (1) Common Share during aforementioned period plus dividends paid (on a cumulative reinvested basis) compared with the TSR of each of the Comparison Companies for the same period using the same formula and then given a percentile rank.  Based upon this comparison, the TSR for the Common Shares would be under the 40th percentile, which is the minimum TSR percentile (Threshold Performance) under the LTIP for which the Named Executives may receive an award.  As a result, there would have been no payout of Common Shares to the Named Executives under the LTIP had a Change in Control occurred on December 31, 2007.

Benefits and Payouts to the Named Executives Upon Death or Disability

The Severance Agreements do not provide for any payout upon the death or disability of any Named Executive.  Under the award agreements for our 2004 Plan and the terms of the 1997 Plan, the vesting of unvested stock options held by the Named Executive shall not be accelerated at the time of the Named Executive’s death or disability, but to the extent that an option is vested on the date of the Named Executive’s death or disability the Named Executive, his estate, guardian or legal representative, as applicable, shall have one (1) year to exercise the option (so long as such term does not extend the stock option’s original term).  With respect to unvested restricted Common Shares, such shares shall be forfeited upon the termination of the Named Executive’s employment, even if by death or disability; provided, that the Executive Compensation Committee is empowered to waive the forfeiture provisions with respect to unvested restricted Common Stock.  Under the LTIP, the performance shares allocated to a Named Executive for which the performance criteria have not been satisfied shall be forfeited in the event of a Named Executive’s death or disability; provided, that the Executive Compensation Committee is empowered to permit the Named Executive or the person’s estate to retain the performance shares for the respective performance period or, as determined by the committee, transfer a lesser amount of Common Shares to the Named Executive or his estate than the performance shares allocated with the balance of remaining allocated performance shares being forfeited.

Trustee Compensation

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board of Trustees during the fiscal year ended December 31, 2007.

TRUSTEE COMPENSATION TABLE FOR
THE YEAR 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards(1), (2) ($)	All Other Compensation ($)	Total(3) ($)

(a)	(b)	(c)	(d)	(e)
David M. Aronowitz	$72,000	$9,038(4)	(5)	$81,038
Philip G. Barach	$29,000(6)	$0	$109,000(7)	$138,000
Richard F. Celeste	$15,000(6)	$0	(5)	$15,000
Timothy J. O’Brien	$30,000(6)	$0	(5)	$30,000
Wayne S. Doran	$94,000	$9,038(4)	(5)	$103,038
Howard Gross	$63,000	$9,038(4)	(5)	$72,038
Niles C. Overly	$84,000	$9,038(4)	(5)	$93,038
Alan R. Weiler	$51,000	$9,038(4)	(5)	$60,038
William S. Williams	$77,000	$9,038(4)	(5)	$86,038
Herbert Glimcher	$72,769(8)	$137,575(4),(9)	$1,058,393(10)	$1,268,737

(1)
The value listed in column (c) for each named trustee is the aggregate compensation expense for such trustee’s stock option holdings recognized by our company during 2007 for financial statement reporting purposes as computed in accordance with FAS 123R. The aggregate compensation expense recognized by our company under FAS 123R during 2007 for financial statement reporting purposes for the stock option awards received by Mr. Michael P. Glimcher, a Class II Trustee, is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2007 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
The following are the aggregate number of stock option awards outstanding for the respective trustees listed above as of the end of fiscal year 2007:  (i) Mr. David M. Aronowitz had 3,000 stock option awards outstanding, (ii) Messrs. Philip G. Barach, Richard F. Celeste, and Timothy J. O’Brien have no stock option awards outstanding, (iii) Mr. Wayne S. Doran had 24,000 stock option awards outstanding, (iv) Mr. Howard Gross had 9,000 stock option awards outstanding, (v) Mr. Niles C. Overly had 9,000 stock option awards outstanding, (vi) Mr. Alan R. Weiler had 12,000 stock option awards outstanding, (vii) Mr. William S. Williams had 9,000 stock option awards outstanding, and (viii) Mr. Herbert Glimcher had 159,000 stock option awards outstanding.  The aggregate restricted Common Stock awards outstanding, performance share allocations, and outstanding stock option awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2007 are reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2007.”

(3)	For each respective named trustee, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

(4)
Each of the respective named trustees received 3,000 stock options during fiscal year 2007.  The grant date fair value of each trustee’s stock option award was $9,038 pursuant to FAS 123R.  Mr. Michael P. Glimcher, a Class II Trustee, did not receive a stock option grant during fiscal year 2007.

(5)
The total value of all perquisites and other personal benefits received by the respective named trustee during the fiscal year ended December 31, 2007 was less than $10,000, and therefore are not included in this table.

(6)
Mr. Philip G. Barach’s term as a Class I Trustee ended on May 11, 2007 at the conclusion of the 2007 Annual Meeting of Shareholders.  Mr. Barach received fees for services rendered as a trustee from January 1, 2007 until May 11, 2007.  Mr. Richard F. Celeste received fees for services rendered as a trustee during fiscal year 2007 from September 6, 2007 to December 31, 2007 and Mr. Timothy J. O’Brien received fees for services rendered as a trustee from May 11, 2007 to December 31, 2007.

(7)
Represents payments (including reimbursements) made to Mr. Barach under the terms of the consulting agreement between Mr. Barach and the Company.  Further discussion about the terms of this consulting agreement is provided in the following section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

(8)
Includes: (i) $46,769 which is the prorated portion of Mr. Glimcher’s $100,000 annual fee for serving as the non-executive Chairman of the Board of Trustees for the Company as well as the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company, under the terms of the Employment and Consulting Agreement, dated January 20, 2005, between Mr. Glimcher, the Company, and GPLP (the “Employment Agreement”), from January 1, 2007 until May 31, 2007, the date on which Mr. Glimcher’s employment with the Company concluded and (ii) $26,000 in regular board fees for serving as a non-employee trustee from May 31, 2007 to December 31, 2007.

(9)
Represents our compensation expense during 2007 for financial statement reporting purposes as computed in accordance with FAS 123R of:  (i) $17,055 for a portion of stock option awards granted to Mr. Glimcher in years prior to 2007 as well as a portion of his 2007 stock option award and (ii) $120,520 incurred in connection with the extension of the expiration date to May 31, 2010 for 117,520 stock options held by Mr. Glimcher. As of the date on which the expiration date of the aforementioned stock options was modified, the incremental fair value of the stock options pursuant to FAS 123R was $120,520.

(10)
Includes: (i) $114,423 which is the prorated portion of Mr. Glimcher’s $250,000 annual salary for services provided as Senior Advisor to the Company from January 1, 2007 until May 31, 2007, the date on which Mr. Glimcher’s employment with the Company concluded, (ii) $895,000 in post-employment payments payable to Mr. Glimcher under the terms of the Employment Agreement (amount was paid in January 2008), and (iii) $48,970 in reimbursements paid to Mr. Glimcher under the terms of the Employment Agreement for costs incurred up until May 31, 2007 relating to reasonable rent for office space located in Columbus, Ohio ($13,333), the reasonable salary of one administrative assistant ($24,100), and the cost of providing a part-time driver consistent with past practice ($11,537).  The methodology used by the Company to determine the aggregate incremental cost for the reimbursement expenditures listed was actual wages paid or invoice cost.  Further discussion about the terms of the Employment Agreement is provided in the following section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

As of December 31, 2007, each non-employee trustee serving on the Board of Trustees receives an annual fee of $40,000, plus a fee of $2,000 for each meeting of the Board of Trustees that the trustee attends (the amount is reduced to $1,000 in the event that the meeting is a telephonic meeting) and $1,000 for each committee meeting attended by committee members.  In addition, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees receives an additional annual fee of $15,000, the trustee serving as the lead independent trustee of the Board of Trustees receives an additional annual fee of $15,000, and each trustee serving as the Chairman of the Executive Compensation Committee, Planning Committee, or the Nominating and Corporate Governance Committee of the Board of Trustees receives an additional annual fee of $10,000, respectively.  Any trustee serving as the Chairman of more than one committee shall receive an additional annual fee only for his or her chairmanship of one such committee.  The trustee serving as the Chairman of the Executive Committee of the Board of Trustees shall not receive additional annual fees for serving in such capacity.

Each trustee who is not an executive officer of the Company is eligible to receive grants of restricted Common Stock, stock options, share appreciation rights, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards under the 2004 Plan.  For non-employee trustees, options granted are immediately exercisable and have a ten-year term. Options granted to trustees who are employees of the Company are exercisable in one-third installments for a three-year period beginning on the first anniversary of the grant date and also have a ten-year term.  During 2007, the Company did not grant any restricted Common Stock to any non-employee trustees.  Additionally, the Company reimburses trustees for travel expenses incurred in connection with attending activities or functions approved or sponsored by the Board of Trustees.

Certain Relationships and Related Party Transactions

i.       Employment & Consulting Agreement of Herbert Glimcher

On January 20, 2005, Herbert Glimcher resigned as Chief Executive Officer of the Company and entered into the Employment Agreement with the Company and GPLP (for purposes of discussing the Employment Agreement only, together, the “Corporation”) pursuant to which he served as the non-executive Chairman of the Board of Trustees (for purposes of discussing the Employment Agreement only, the “Board”) of the Company and the Board of Directors of Glimcher Properties Corporation.  Additionally, the Company employed Mr. Glimcher as Senior Advisor until May 31, 2007.  Neither the Company nor Glimcher Properties Corporation considered Mr. Glimcher to be an executive officer during the term of his employment.  Mr. Glimcher’s employment with the Company under the Employment Agreement ended on May 31, 2007.

On July 25, 2007, Mr. Glimcher, the Company, and GPLP amended the Employment Agreement to principally: (A) permit the extension of the expiration date for certain stock options held by Mr. Glimcher at the time of the amendment from August 31, 2007 to May 31, 2010 and (B) permit the Company, at its option, to reduce any post-employment payments that Mr. Glimcher receives from the Company under the Employment Agreement by the amount of compensation expense incurred by the Company in connection with the aforementioned extension.  At December 31, 2007, the Company had incurred $120,520 in compensation expense related to the aforementioned extension and, as of that date, the Company had not reduced any of Mr. Glimcher’s post-employment payments under the Employment Agreement, but the Company expects to deduct this amount from Mr. Glimcher’s final two (2) post-employment payments under the Employment Agreement that are due during the second fiscal quarter of 2009.  The Board as well as its Executive Compensation Committee and Audit Committee approved and authorized the aforementioned amendment of the Employment Agreement.

Following the expiration of Mr. Glimcher’s term of employment with the Company on May 31, 2007, Mr. Glimcher was no longer entitled to participate in employee benefit plans customarily made available to senior salaried employees of the Company.  Additionally, Mr. Glimcher is no longer entitled to and the Company has stopped providing life insurance covering the life of Mr. Glimcher as well as a part-time driver.  Also, after May 31, 2007, the Company stopped reimbursing Mr. Glimcher for reasonable rent for office space and the salary of one administrative assistant.   Lastly, the Severance Benefits Agreement between Mr. Glimcher and the Corporation, dated June 11, 1997, terminated in connection with the expiration of Mr. Glimcher’s term of employment with the Company.

For a period of two (2) years following the termination of Mr. Glimcher’s employment under the Employment Agreement (the “Restricted Period”), Mr. Glimcher shall not, without the prior written consent of the Board, serve as an employee, agent, partner, shareholder, member, officer, director of or consultant for, or in any capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as defined below).  Notwithstanding the foregoing, Mr. Glimcher may pursue any business activity for which the Board has previously consented and waived any corporate opportunity rights.  Subject to certain exceptions, neither Mr. Glimcher, nor any entity of which he serves as a director, officer, trustee, member, manager, general partner, or limited partner, shall employ any person during the Restricted Period who was employed by the Corporation until the Corporation has not employed such person for more than one (1) year.  Mr. Glimcher will also refrain during the Restricted Period from disclosing, without the prior written consent of the Corporation’s Chief Executive Officer, any confidential information about the Corporation and from making any disparaging comments about the Corporation.   A “Competitive Business” shall mean participation, directly or indirectly, in the planning, development or operation of any mall or any enclosed group of retail establishments operating as a single property (a "Project") in any city or town and its greater standard metropolitan statistical area (each, a "Market") in which the Company: (A) conducts its business at such time, (B) has commenced and not subsequently abandoned development activities, or (C) has previously proposed a Project to the Board to be undertaken at any time until January 2010 in such Market and the Board has not yet rejected such Project.

During the Restricted Period, Mr. Glimcher shall receive $2,000,000 from the Company as follows: (A) $360,000 to provide consulting services during the Restricted Period which shall be payable at the rate of $20,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Consulting Payment”); (B) $810,000 to abide by the Employment Agreement’s non-compete, non-solicitation, non-disparagement, and confidentiality provisions, which shall be payable at the rate of $45,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Non-Competition Payment”); and (C) $830,000 for special, unique, and substantial contributions to the Corporation, payable on the last day of the seventh month of the Restricted Period (the “Special Payment”).  If Mr. Glimcher breaches the Employment Agreement’s non-competition provisions, then any unpaid installments of the Consulting Payment or Non-Competition Payment shall be forfeited.  At December 31, 2007, $895,000 of the aforementioned payments were payable to Mr. Glimcher as follows: (A) $20,000 of the Consulting Payment, (B) $45,000 of the Non-Competition Payment, and (C) the $830,000 Special Payment.  On January 2, 2008, the Company paid Mr. Glimcher $895,000 in post-employment payments under the Employment Agreement.

The Employment Agreement was unanimously approved by the independent members of the Board on the joint recommendation of the Executive Compensation Committee and Nominating and Corporate Governance Committee after consultation with Hewitt who found that the financial arrangements and other terms of the Employment Agreement were within the range of competitive marketplace practices for similarly situated Chief Executive Officers/founders.

ii.       Corporate Flight Relationship

The Company paid Corporate Flight, Inc. (“CFI”), which is wholly-owned by Herbert Glimcher, $299,000, for the fiscal year ended December 31, 2007, for the use of an airplane owned by CFI in connection with Company related matters.

iii.       Archer-Meek-Weiler Insurance Agency

The Company has engaged Archer-Meek-Weiler, a company of which Alan R. Weiler, a Class II Trustee, was formerly Chairman from January 2006 until October 2007, as its agent for the purpose of obtaining property, liability, directors and officers, and employee practices liability insurance coverage.  In connection with securing such insurance coverage, Archer-Meek-Weiler received fees and net commissions of $487,000 for the fiscal year ended December 31, 2007.  Archer-Meek-Weiler was acquired by Sky Insurance, Inc. (a subsidiary of Huntington Bancshares Corporation) in October 2007.

iv.       Leasing Activity

Mayer Glimcher, a brother of Herbert Glimcher, owns a company that leases four (4) store locations in the Company’s properties.  The aggregate rents received by the Company for these leases were $206,000 for the fiscal year ended December 31, 2007.

  v.      Consulting Agreement with Philip G. Barach

On February 22, 2007 (the “Signing Date”), Mr. Philip G. Barach, a former Class I Trustee of the Company, entered into a consulting agreement with the Company.  Under the consulting agreement, Mr. Barach provides consulting services to the Company.  The term of the consulting agreement began on May 11, 2007 and lasts until May 11, 2008.  Under the consulting agreement, Mr. Barach is to receive a consulting fee of $120,000 during the term of the agreement.  Additionally, under the consulting agreement, Mr. Barach is to be reimbursed for all reasonable travel expenses incurred in rendering consulting services to the Company.  Mr. Barach was paid $14,000 in reimbursements for expenses incurred, as of the Signing Date, during his tenure on the Board of Trustees.  For the fiscal year ended December 31, 2007, the Company made $109,000 in total payments to Mr. Barach under the consulting agreement.

 COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on that review and discussion, the Executive Compensation Committee recommended to the Board of Trustees that the aforementioned Compensation Discussion and Analysis section be included in this Proxy Statement.

The Executive Compensation Committee has furnished the foregoing report.

March 14, 2008	Howard Gross	Niles C. Overly
	David M. Aronowitz	William S. Williams

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

INFORMATION ABOUT SECURITY OWNERSHIP AND OUR EQUITY COMPENSATION PLANS

The tables set forth below provide the following information: (i) information regarding the beneficial ownership of the Common Shares by each trustee, trustee nominee, the Named Executives, all trustees and executive officers as a group, and all other persons known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Shares and each class of equity securities of the Company as of the Record Date, except as otherwise noted, and (ii) information regarding the Company’s equity compensation plans in effect as of December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP

Name and Address of Beneficial Owner (1)	Amount Beneficially Owned (2) (3)	Percent Of Class
Herbert Glimcher	2,353,186(6)	6.04%(4)
Michael P. Glimcher	887,944(7)	2.32%(4)
George A. Schmidt	315,703 (8)	(5)
Thomas J. Drought, Jr.	69,323 (9)	(5)
Mark E. Yale	73,900 (10)	(5)
Marshall A. Loeb	61,400 (11)	(5)
Richard F. Celeste	1,000 (12)	(5)
David M. Aronowitz	3,000 (13)	(5)
Timothy J. O’Brien	0	(5)
Wayne S. Doran	24,000 (13)	(5)
Howard Gross	9,000 (13)	(5)
Niles C. Overly	12,000 (14)	(5)
Alan R. Weiler	113,157 (15)	(5)
William S. Williams	10,000 (16)	(5)
All trustees and executive officers as a group (17 persons)	3,976,345	9.91%(4)
Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	5,093,567(17)	13.51%(22)

COMMON STOCK OWNERSHIP (Cont’d)
Name and Address of Beneficial Owner (1)	Amount Beneficially Owned (2) (3)	Percent Of Class
Barclays Global Investors , NA Barclays Global Fund Advisors Barclays Global Investors, Ltd. Barclays Global Investors Japan , Ltd Apianstrasse 6 D-85774 Unterfohring, Germany	2,196,704(18)	5.83%(22)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,670,148(19)	7.08%(22)
Standard Life Investments 1 George Street Edinburgh EH2 2LL Scotland United Kingdom	2,761,321(20)	7.33%(22)
Wesley Capital Management, LLC Arthur Wrubel John Khoury 717 Fifth Avenue, 14th Flr. New York, NY 10022	3,087,436(21)	8.19%(22)
8.125% SERIES G PREFERRED STOCK OWNERSHIP
Name and Address of Beneficial Owner	Amount Beneficially Owned (2)	Percent Of Class
Alan R. Weiler	32,000 (23)	(5)

(1)	Unless otherwise indicated, the address for each such individual is 180 East Broad Street, Columbus, Ohio 43215.

(2)
Unless otherwise indicated, the listed person has sole voting and investment power with respect to the Common Shares and 8.125% Series G Cumulative Preferred Shares of Beneficial Interest (“Series G Preferred Stock”), as applicable.

(3)
Certain trustees and executive officers of the Company own limited partnership operating units in GPLP (“OP Units”), which OP Units may (at the holder's election) be redeemed at any time for, at the sole option of GPLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares  (issued at fair market value on a one-for-one basis).

(4)
For the person or group listed, the Percent of Class was computed based on 37,693,853 Common Shares outstanding as of the Record Date and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by all such members of such group.  Common Shares issuable upon exercise of stock options are included only to the extent the related stock options are exercisable within sixty (60) days of the Record Date.

(5)
As applicable, the percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding Common Shares or one percent (1%) of the Company’s outstanding 8.125% Series G Preferred Stock.

(6)
Includes 1,003,845 Common Shares and 958,230 OP Units held directly by Mr. Herbert Glimcher.  Also includes 120,404 OP Units held directly by Mr. Glimcher's spouse and 156,000 of Mr. Glimcher’s 159,000 stock options, of which: (i) 117,580 fully vested on March 12, 2007, (ii) 32,420 fully vested on May 10, 2007, (iii) 1,000 fully vested on March 8, 2008, (iv) 3,000 fully vested on March 9, 2008, and (v) 2,000 fully vested on May 5, 2008.  Also includes 53,553 Common Shares that are owned by Mr. Glimcher and his spouse as tenants-in-common and 61,154 Common Shares, which are owned by trusts for the benefit of Mr. Glimcher's grandchildren of which Mr. Glimcher's spouse and his son, Michael P. Glimcher, serve as co-trustees.  Mr. Glimcher does not exercise or share investment control over the Common Shares owned by the trusts described above. None of Mr. Glimcher’s direct or indirect holdings (Common Shares, OP Units, and stock options) are pledged as collateral or security.

(7)
Includes 154,118 Common Shares held directly by Mr. Michael P. Glimcher and 500 Common Shares held directly by Mr. Glimcher’s spouse.  Also includes 157,189 OP Units held directly by Mr. Glimcher and 380,000 of Mr. Glimcher’s 405,000 stock options, of which:  (i) 30,000 fully vested on May 29, 2001, (ii) 25,000 fully vested on March 5, 2005, (iii) 75,000 fully vested on March 11, 2006, (iv) 97,985 fully vested on March 12, 2007, (v) 27,015 fully vested on May 10, 2007, (vi) 75,000 fully vested on March 9, 2008, and (vii) 50,000 fully vested on May 5, 2008.  Of Mr. Glimcher’s 154,118 Common Shares, 8,333 shares have transfer restrictions that lapse on March 31, 2008, 25,000 shares have transfer restrictions that lapse in three (3) annual installments commencing on May 5, 2009 and on the same date each year thereafter until May 5, 2011, 15,700 shares have transfer restrictions that lapse in three (3) annual installments commencing on March 8, 2010 and on the same date each year thereafter until March 8, 2012, and 1,600 shares have transfer restrictions that lapse in three (3) annual installments commencing on September 6, 2010 and on the same date each year thereafter until September 6, 2012.  Also includes 8,000 Common Shares held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 OP Units held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), and 85,454 Common Shares owned by trusts for the benefit of Mr. Glimcher’s siblings, children, nieces, nephews, and cousins, of which Mr. Glimcher is a co-trustee.  Mr. Glimcher does not exercise investment control over the Common Shares or OP Units held in trusts for which he is not a trustee.  Mr. Glimcher has pledged 103,485 of his direct and unrestricted Common Share holdings as security; however, such persons do not have the right to acquire beneficial ownership of such Common Shares as specified in Rule 13d-3(d)(1) of the Exchange Act, as amended.  None of Mr. Glimcher’s other direct or indirect holdings (including OP Units, Common Shares, and stock options) are pledged as collateral or security.

(8)
Includes 100,389 Common Shares held directly by Mr. Schmidt.  Also includes 215,314 of Mr. Schmidt’s 223,647 stock options, of which:  (i) 20,000 fully vested on May 29, 2001, (ii) 23,647 fully vested on March 7, 2004, (iii) 30,000 fully vested on March 5, 2005, (iv) 50,000 fully vested on March 11, 2006, (v) 39,194 fully vested on March 12, 2007, (vi) 10,806 fully vested on May 10, 2007, (vii) 25,000 fully vested on March 9, 2008, and (viii) 16,667 fully vested on May 5, 2008.  Of Mr. Schmidt’s 100,389 Common Shares, 2,778 shares have transfer restrictions that lapse on May 6, 2008, 8,333 shares have transfer restrictions that lapse in three (3) annual installments commencing on May 5, 2009 and on the same date each year thereafter until May 5, 2011, and 5,500 shares have transfer restrictions that lapse in three (3) annual installments commencing on March 8, 2010 and on the same date each year thereafter until March 8, 2012.  Mr. Schmidt has pledged 83,778 of his unrestricted Common Share holdings as security; however, such persons do not have the right to acquire beneficial ownership of such Common Shares as specified in Rule 13d-3(d)(1) of the Exchange Act, as amended.  None of Mr. Schmidt’s other direct or indirect holdings are pledged as collateral or security.

(9)
Includes 9,323 Common Shares held directly by Mr. Thomas J. Drought, Jr.  Also includes 60,000 of Mr. Drought’s 63,333 stock options, of which:  (i) 13,333 fully vested on March 11, 2006, (ii) 15,678 fully vested on March 12, 2007, (iii) 4,322 fully vested on May 10, 2007, (iv) 20,000 fully vested on March 9, 2008, and (v) 6,667 fully vested on May 5, 2008.  Of Mr. Drought’s 9,323 Common Shares, 3,333 shares have transfer restrictions that lapse in three (3) annual installments commencing on May 5, 2009 and on the same date each year thereafter until May 5, 2011, and 3,400 shares have transfer restrictions that lapse in three (3) annual installments commencing on March 8, 2010 and on the same date each year thereafter until March 8, 2012.  None of Mr. Drought’s holdings (including Common Shares and stock options) are pledged as collateral or security.

(10)
Includes 22,233 Common Shares held directly by Mr. Mark E. Yale.  Also includes 51,667 of Mr. Yale’s 60,000 stock options, of which: (i) 20,000 fully vested on September 8, 2007, (ii) 15,000 fully vested on March 9, 2008, and (iii) 16,667 fully vested on May 5, 2008.  Of Mr. Yale’s 22,233 Common Shares, 1,667 shares have transfer restrictions that lapse on May 6, 2008, 8,333 shares have transfer restrictions that lapse in three (3) annual installments commencing on May 5, 2009 and on the same date each year thereafter until May 5, 2011, and 5,500 shares have transfer restrictions that lapse in three (3) annual installments commencing on March 8, 2010 and on the same date each year thereafter until March 8, 2012.  None of Mr. Yale’s holdings are pledged as collateral or security.

(11)
Includes 28,066 Common Shares held directly by Mr. Marshall A. Loeb.  Also includes 33,334 of Mr. Loeb’s 50,000 stock options, of which: (i) 16,667 fully vested on May 16, 2007 and (ii) 16,667 fully vested on May 5, 2008.  Of Mr. Loeb’s 28,066 Common Shares, 2,778 shares have transfer restrictions that lapse on May 16, 2008, 8,333 shares have transfer restrictions that lapse in three (3) annual installments commencing on May 5, 2009 and on the same date each year thereafter until May 5, 2011, 6,800 shares have transfer restrictions that lapse in three (3) annual installments commencing on March 8, 2010 and on the same date each year thereafter until March 8, 2012, and 1,600 shares have transfer restrictions that lapse in three (3) annual installments commencing on September 6, 2010 and on the same date each year thereafter until September 6, 2012.  None of Mr. Loeb’s holdings are pledged as collateral or security.

(12)	Represents 1,000 unrestricted Common Shares.

(13)	Represents stock options that are immediately exercisable.

(14)	Mr. Overly owns 9,000 stock options that are immediately exercisable and 3,000 Common Shares. Mr. Overly has not pledged any of his holdings as collateral or security.

(15)
Mr. Weiler holds 18,000 Common Shares directly and 5,000 Common Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners. Mr. Weiler also holds 12,000 stock options that are immediately exercisable. Mr. Weiler owns 78,157 OP Units through a limited partnership of which Mr. Weiler and his spouse are the general partners.  Mr. Weiler has not pledged any of his direct or non-direct holdings (including Common Shares, OP Units, stock options, and preferred shares) as collateral or security.

(16)	Mr. Williams owns 9,000 stock options that are immediately exercisable and 1,000 Common Shares. Mr. Williams has not pledged any of his holdings as collateral or security.

(17)
Based on a Schedule 13G/A, filed with the SEC on February 13, 2008, on which Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. reported their aggregate beneficial ownership with respect to 5,093,567 Common Shares.

(18)
Based on a Schedule 13G, dated January 10, 2008 and filed with the SEC on February 5, 2008, on which Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Barclays Global Investors Japan Ltd. reported their aggregate beneficial ownership with respect to 2,196,704 Common Shares.

(19)	Based on a Schedule 13G/A, dated and filed with the SEC on February 14, 2008, on which The Vanguard Group, Inc. reported its aggregate beneficial ownership with respect to 2,670,148 Common Shares.

(20)
Based on a Schedule 13G, dated February 13, 2008 and filed with the SEC on February 14, 2008, on which Standard Life Investments reported its aggregate beneficial ownership with respect to 2,761,321 Common Shares.

(21)
Based on  Schedule 13G/A, dated and filed with the SEC on February 13, 2008, on which Wesley Capital Management, LLC, together with Messrs. Arthur Wrubel and John Khoury, reported their aggregate beneficial ownership with respect to 3,087,436 Common Shares.

(22)	For the person or group listed, the Percent of Class was computed based on 37,693,853 Common Shares outstanding as of the Record Date.

(23)	Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners.

Informationregarding the Company’s equity compensation plans in effect as of December 31, 2007 is as follows:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,411,097	$24.01	2,803,647

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

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AUDIT COMMITTEE STATEMENTS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with GAAP.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with both management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended and modified.  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as amended and modified, and discussed with them its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

March 14, 2008	David M. Aronowitz Timothy J. O’Brien	William S. Williams Niles C. Overly

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS – FEES FOR AUDIT & NON-AUDIT SERVICES

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008.  A proposal to ratify this appointment is being presented to the holders of the Common Shares at the Annual Meeting and is presented in the section of this Proxy Statement entitled “Proposals for Shareholder Consideration at the Annual Meeting.”  A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although BDO has indicated that no statement will be made, an opportunity for a statement will be provided.

AUDIT FEES.  BDO’s fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2007 and December 31, 2006 and review of financial statements included in the Company’s quarterly reports were $560,862 and $492,333, respectively.  Additionally, BDO received fees of $12,000 for services relating to the Company’s registration statement issued during the fiscal year ended December 31, 2007 and received fees of $4,850 for services relating to the Company’s filings on Form 8-K and its response to an SEC comment letter during the fiscal year ended December 31, 2006.

AUDIT-RELATED FEES.  BDO’s fees for audit-related services for the fiscal years ended December 31, 2007 and 2006 were $142,148 and $178,667, respectively.  The fees related to attest services are not required by statute or regulation.

TAX FEES.  BDO’s fees for the rendering of tax compliance and tax consulting services for the fiscal years ended December 31, 2007 and 2006 were $14,023 and $86,393, respectively.

ALL OTHER FEES.  There were no other fees paid to BDO in the fiscal years ended December 31, 2007 and December 31, 2006.

All of the services provided by BDO described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Company’s Audit Committee.  The Audit Committee has determined that the rendering of professional services by BDO is compatible with maintaining BDO’s independence.

Audit Committee Pre-Approval Policies

The Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time.  The Audit Committee will not approve any non-audit services prohibited by applicable SEC or NYSE regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the IRS Code and its related regulations.

The Company’s Audit Committee expects that our independent registered public accounting firm will seek pre-approval from the Audit Committee prior to providing services to the Company.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Trustees, executive officers, and beneficial owners of greater than ten percent (10%) are required by the regulations of the SEC to furnish the Company with copies of all of the Section 16(a) Forms 3, 4, and 5 that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers, and beneficial owners of greater than ten percent (10%) complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2007, except that one (1) Form 4 reporting one (1) transaction by Mr. Michael P. Glimcher and two (2) Form 4s reporting three (3) transactions by Mr. Herbert Glimcher were not filed within the required time frame prescribed by the rules and regulations of the SEC.

Shareholder Proposals

The Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, written notice of the nominee or proposal must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year's annual meeting of shareholders.  Accordingly, proposals of shareholders that pertain to such matters or any other matters permitted under our Bylaws to be brought before our shareholders at the 2009 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no earlier than November 1, 2008 and no later than 5:00 p.m., Eastern Time, on December 1, 2008 in order for such proposal(s) to be considered at the 2009 Annual Meeting of Shareholders.  Shareholders interested in presenting a proposal for inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Shareholders may do so by following the procedures in Rule 14a-8, or such successor rule, under the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by Company at its principal executive offices no later than December 1, 2008.  The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.  The Nominating and Corporate Governance Committee will consider nominations of persons to serve as a trustee recommended by the shareholders using the process described herein.

Financial and Other Information

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including financial statements, are being sent concurrently to the Company's shareholders with this Proxy Statement.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company.  Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses.  In addition to the use of the mails, proxies may be solicited by trustees, officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

Other Matters

The Board of Trustees knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.

By Order of the Board of Trustees
Kim A. Rieck
Senior Vice President, General Counsel, & Secretary

March 31, 2008

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PROXY
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GLIMCHER REALTY TRUST
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PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF GLIMCHER REALTY TRUST

The undersigned shareholder of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”),  hereby appoints Kim A. Rieck, Esq. and Michael P. Glimcher, or either of them, as proxy(ies) for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at 11:00 a.m., local time, on Friday, May 9, 2008 (the “Annual Meeting”), at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting with the same effect as if the undersigned were at the Annual Meeting.  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[Continued and to be signed on reverse side.]

[_] Mark this box with an X if you have made changes to your name or address details above.

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GLIMCHER REALTY TRUST
PROXY CARD FOR ANNUAL MEETING OF SHAREHOLDERS
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 9, 2008.  THE GLIMCHER REALTY TRUST PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://ww3.ics.adp.com/streetlink/grt2.

[A]  Election of Trustees

1.	The Board of Trustees recommends a vote FOR the nominee for Class I Trustee (Proposal #1):

Nominee	FOR	WITHHOLD
01 – Timothy J. O’Brien	[ ]	[ ]

2.	The Board of Trustees recommends a vote FOR each of the listed nominees for Class II Trustee (Proposal #2):

Nominee	FOR	WITHHOLD
01 – Richard F. Celeste	[ ]	[ ]
02 – Wayne S. Doran	[ ]	[ ]
03 – Michael P. Glimcher	[ ]	[ ]
04 – Alan R. Weiler	[ ]	[ ]

[B]  Issues

The Board of Trustees recommends a vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
3. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal #3).	[ ]	[ ]	[ ]
4.    To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof in the discretion of the proxy holder.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON [  ]

[C]  Authorized Signatures - Sign Here - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this Proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian, corporate officer, or other entity in another representative capacity, please provide your FULL title.

Signature 1 - Please keep signature within the box

____________________________________________________

Print Name:___________________________________________

Date (mm/dd/yyyy): ____________________________________

Signature 2 (if jointly held) - Please keep signature within the box

____________________________________________________

Print Name:___________________________________________

Date (mm/dd/yyyy): ____________________________________